As filed with the Securities and Exchange Commission on July 22, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MGM MIRAGE

(Exact name of registrant as specified in its charter)

Delaware	7990	88-0215232
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109
(702) 693-7120
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Gary N. Jacobs, Esq.

3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Janet S. McCloud, Esq. Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP 10250 Constellation Blvd., 19th Floor Los Angeles, California 90067	Jonathan K. Layne, Esq. Gibson, Dunn & Crutcher, LLP 2029 Century Park East Los Angeles, California 90067

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit(1)	Offering Price(1)	Fee(1)

5.875% Senior Notes due 2014(2)	$300,000,000	100%	$300,000,000	$38,010

Guarantees of Subsidiaries of 5.875% Senior Notes due 2014	$300,000,000	N/A(3)	N/A(3)	N/A(3)

(1)	The registration fee has been calculated pursuant to Rule 457(a), Rule 457(f)(2) and Rule 457(n) under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.
(2)	The 5.875% Senior Notes due 2014 will be obligations of MGM MIRAGE.
(3)	No separate fee is payable pursuant to Rule 457(n). The guarantees are not traded separately.

     The Registrants hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

	State or Other	Primary Standard
	Jurisdiction of	Industrial
	Incorporation or	Classification Code
Exact Name of Registrant as Specified in its Charter	Organization	Number	I.R.S. Employer

AC HOLDING CORP.	Nevada	7990	88-0220212
AC HOLDING CORP. II	Nevada	7990	88-0220229
THE APRIL COOK COMPANIES	Nevada	7990	88-0401505
BEAU RIVAGE DISTRIBUTION CORP.	Mississippi	7990	64-0898763
BEAU RIVAGE RESORTS, INC.	Mississippi	7990	88-0340296
BELLAGIO, LLC	Nevada	7990	94-3373852
BELLAGIO II, LLC	Nevada	7990	47-0880256
BOARDWALK CASINO, INC.	Nevada	7990	88-0304201
BUNGALOW, INC.	Mississippi	7990	64-0410882
COUNTRY STAR LAS VEGAS, LLC	Nevada	7990	88-0352410
DESTRON, INC.	Nevada	7990	88-0234293
EGARIM, INC.	Alabama	7990	88-0310857
GRAND LAUNDRY, INC.	Nevada	7990	88-0298834
LV CONCRETE CORP.	Nevada	7990	88-0337406
MAC, CORP.	New Jersey	7990	22-3424950
METROPOLITAN MARKETING, LLC	Nevada	7990	22-3756320
MGM GRAND ATLANTIC CITY, INC.	New Jersey	7990	88-0354792
MGM GRAND CONDOMINIUMS, LLC	Nevada	7990	55-0806676
MGM GRAND DETROIT, INC.	Delaware	7990	91-1829051
MGM GRAND HOTEL, LLC	Nevada	7990	94-3373856
MGM GRAND NEW YORK, LLC	Nevada	7990	03-0524149
MGM GRAND RESORTS, LLC	Nevada	7990	88-0491101
MGM MIRAGE ACQUISITION CO. #61	Nevada	7990	02-0726782
MGM MIRAGE ADVERTISING, INC.	Nevada	7990	88-0162200
MGM MIRAGE AVIATION CORP.	Nevada	7990	88-0173596
MGM MIRAGE CORPORATE SERVICES	Nevada	7990	88-0225681
MGM MIRAGE DESIGN GROUP	Nevada	7990	88-0406202
MGM MIRAGE DEVELOPMENT, INC.	Nevada	7990	88-0368826
MGM MIRAGE ENTERTAINMENT AND SPORTS	Nevada	7990	88-0245169
MGM MIRAGE INTERNATIONAL	Nevada	7990	86-0868640
MGM MIRAGE MANUFACTURING CORP.	Nevada	7990	88-0195439
MGM MIRAGE OPERATIONS, INC.	Nevada	7990	88-0471660
MGM MIRAGE RETAIL	Nevada	7990	88-0385232
MH, INC.	Nevada	7990	88-0245162
M.I.R. TRAVEL	Nevada	7990	88-0276369
THE MIRAGE CASINO-HOTEL	Nevada	7990	88-0224157
MIRAGE LAUNDRY SERVICES CORP.	Nevada	7990	88-0287118
MIRAGE LEASING CORP.	Nevada	7990	88-0424843
MIRAGE RESORTS, INCORPORATED	Nevada	7990	88-0058016
MMNY LAND COMPANY, INC.	New York	7990	33-1043606
MRGS CORP	Nevada	7990	88-0430015
NEW PRMA LAS VEGAS, INC.	Nevada	7990	88-0329896
NEW YORK — NEW YORK HOTEL & CASINO, LLC	Nevada	7990	88-0430016
NEW YORK — NEW YORK TOWER, LLC	Nevada	7990	84-1646058
THE PRIMADONNA COMPANY, LLC	Nevada	7990	88-0325842
PRMA, LLC	Nevada	7990	88-0430017
PRMA LAND DEVELOPMENT COMPANY	Nevada	7990	88-0325842
RESTAURANT VENTURES OF NEVADA, INC.	Nevada	7990	88-0376749
TREASURE ISLAND CORP.	Nevada	7990	88-0279092
VIDIAD	Nevada	7990	88-0428375

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2004

PROSPECTUS

MGM MIRAGE

Offer to Exchange $300,000,000 in aggregate principal amount of its

5.875% Senior Notes due 2014
for $300,000,000 in aggregate principal amount
of its outstanding
5.875% Senior Notes due 2014

Information about the exchange offer:

     We are offering to exchange $300,000,000 in aggregate principal amount of our outstanding 5.875% senior notes due 2014 and issued in a private placement on March 23, 2004 (“old notes”) under an indenture entered into by and among U.S. Bank National Association, as the trustee, and us on March 23, 2004, for our registered 5.875% senior notes due 2014 (“new notes”) and issued under an indenture entered into by and among U.S. Bank National Association, as the trustee, and us on February 27, 2004. The terms of the new notes are substantially identical to the terms of the old notes except that (1) the new notes are registered under the Securities Act of 1933 and, therefore, do not have transfer restrictions and (2) the new notes will be issued under the existing indenture dated February 27, 2004.

     The exchange offer expires at 5:00 p.m., New York City time, on                   , 2004, unless extended. The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate any applicable law or any interpretation of applicable law by the staff of the SEC. Tenders of outstanding old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. All outstanding old notes that are validly tendered prior to the expiration of the exchange offer and not validly withdrawn will be exchanged.

     The exchange of old notes for new notes will not be a taxable exchange for U.S. federal income tax purposes.

     We will not receive any proceeds from the exchange offer.

     All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act. See “Plan of Distribution.”

Information about the new notes:

     We will pay interest on the new notes semi-annually in cash in arrears on February 27 and August 27 of each year. You will receive interest on the new notes starting from the date interest was last paid on your old notes. If no interest was paid on your old notes, you will receive interest from February 27, 2004. If your old notes are exchanged for new notes, you will not receive any accrued interest on your old notes. The new notes will mature on February 27, 2014. We may redeem the new notes in whole or in part at any time prior to their maturity at a make whole premium.

     The new notes and the corresponding guarantees will be general secured obligations of MGM MIRAGE and each guarantor, respectively, and will rank equally with or senior to all existing or future indebtedness of MGM MIRAGE and each guarantor, respectively.

     The new notes will be secured with our other senior secured notes and certain of our other senior indebtedness by substantially all assets of MGM MIRAGE and the guarantors. Under certain circumstances, such senior secured notes, the new notes offered hereby and certain of our other senior indebtedness will cease to be secured.

     There is no established trading market for the new notes, and we do not intend to apply for listing of the new notes on any securities exchange.

      For a discussion of factors that you should consider before you participate in the exchange offer and the new notes, see “Risk Factors” beginning on page 16 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The date of this prospectus is                    , 2004

Page

Where You Can Find More Information	i
Incorporation of Certain Information by Reference	ii
Prospectus Summary	1
Risk Factors	16
Forward Looking Statements	21
Use of Proceeds	22
Capitalization	23
Unaudited Pro Forma Condensed Combined Financial Information	24
Regulation and Licensing	31
Exchange Offer	46
Description of Long-Term Debt	55
Description of the New Notes	57
Certain United States Federal Income Tax Considerations	75
Plan of Distribution	78
Legal Matters	79
Experts	79
EX-4.2
EX-12.1
EX-12.2
EX-23.3
EX-23.4
EX-23.5
EX-23.6
EX-23.7
EX-25
EX-99.1
EX-99.2

      You should rely only on the information or representations incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You may obtain copies of the Registration Statement, or any document which we have filed as an exhibit to the Registration Statement or to any other SEC filing, either from the SEC or from the Secretary of the company as described under “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date printed on the front of this prospectus.

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.”

WHERE YOU CAN FIND MORE INFORMATION

      We and Mandalay Resort Group, with which we have entered into an agreement to acquire, file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy, at prescribed rates, any document we or Mandalay Resort Group have filed at the Commission’s public reference room in Washington, D.C. Please call the Commission at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference rooms. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You also may read and copy reports and other information filed by us or Mandalay Resort Group at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933. The registration statement contains additional information about us and our securities. You may inspect the registration statement and its exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Commission allows us to “incorporate by reference” information filed with it, which means that we can disclose important information to you by referring you to the documents containing such information . The information incorporated by reference is an important part of this prospectus, and information filed later by us with the Commission will automatically update and supersede this information.

      We incorporate by reference the documents listed below and any future filings made with the Commission by us or Mandalay Resort Group under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

MGM MIRAGE:

•	Our Annual Report on Form 10-K for the year ended December 31, 2003;

•	Our Current Reports on Form 8-K dated January 26, 2004, January 27, 2004, February 20, 2004, March 23, 2004, June 15, 2004, July 14, 2004, and July 20, 2004;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004; and

•	Our Definitive Proxy Statement filed with the Commission on April 16, 2004.

MANDALAY RESORT GROUP:

•	Annual Report of Mandalay Resort Group on Form 10-K for the year ended January 31, 2004, and Amendment No. 1 thereto filed on Form 10-K/ A;

•	Quarterly Report of Mandalay Resort Group on Form 10-Q for the fiscal quarter ended April 30, 2004;

•	Current Reports of Mandalay Resort Group on Form 8-K dated April 5, 2004, June 11, 2004, June 14, 2004, June 15, 2004, and June 22, 2004; and

•	Definitive Proxy Statement of Mandalay Resort Group filed with the Commission on May 26, 2004, as revised by the Definitive Revised Proxy Statement of Mandalay Resort Group filed with the Commission on June 2, 2004.

      All documents and reports filed by us or by Mandalay Resort Group pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and on or prior to the termination of the exchange offer are deemed to be incorporated by reference in this prospectus from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Gary N. Jacobs, Executive Vice President, General Counsel and Secretary, MGM MIRAGE, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request. To obtain timely delivery of any of this information, you must make your request at least five business days prior to the expiration of the exchange offer. The date by which you must make your request is                     , 2004.

ii

PROSPECTUS SUMMARY

      This summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the financial data and related notes, as well as the documents incorporated by reference, for a more complete understanding of this exchange offer and the new notes. In this prospectus, except where the context otherwise requires, we will collectively refer to MGM MIRAGE (formerly known as MGM Grand, Inc.) and its direct and indirect subsidiaries as “MGM MIRAGE,” “we,” “our” and “us.”

MGM MIRAGE

      We are one of the largest gaming companies in the world. We own what we believe to be the world’s finest collection of casino resorts. We own and operate Bellagio, MGM Grand, The Mirage, Treasure Island (“TI”) and New York-New York Hotel and Casino, and we own a 50% interest in the joint venture that owns and operates the Monte Carlo Resort & Casino, six of the most prominent casino resorts on the Las Vegas Strip. We also own and operate Whiskey Pete’s, Buffalo Bill’s and the Primm Valley Resort, located in Primm, Nevada, Beau Rivage, a beachfront resort located in Biloxi, Mississippi, and the Boardwalk Hotel and Casino on the Las Vegas Strip. We also own and operate the MGM Grand Detroit casino in Detroit, Michigan. We are also a 50% owner of Borgata, a destination casino resort on Renaissance Pointe in Atlantic City, New Jersey that opened on July 3, 2003.

      Our principal executive office is located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Our telephone number is (702) 693-7120.

Operating Casino Resorts

      We have provided below certain information about our casino resorts as of June 30, 2004. Except as otherwise indicated, we wholly own and operate the following resorts:

		Approximate
	Number of	Casino		Gaming
Name and Location	Rooms/Suites	Square Footage	Slots(1)	Tables(2)

Domestic:
Las Vegas Strip, Nevada
Bellagio	3,005	155,000	2,454	143
MGM Grand	5,035	171,500	2,765	160
The Mirage	3,044	107,200	2,294	116
TI	2,885	83,800	1,821	72
New York-New York	2,024	84,000	1,955	80
Monte Carlo(3)	3,002	102,000	1,871	74
Boardwalk	654	32,000	539	23

Subtotal	19,649	735,500	13,699	668
Primm, Nevada
Buffalo Bill’s Resort & Casino	1,240	62,100	1,242	34
Primm Valley Resort & Casino	625	38,000	1,090	34
Whiskey Pete’s Hotel & Casino	777	36,400	1,046	26
Primm Center	N/A	350	7	N/A
Detroit, Michigan
MGM Grand Detroit	N/A	75,000	2,694	80
Biloxi, Mississippi
Beau Rivage	1,740	80,000	2,234	91

		Approximate
	Number of	Casino		Gaming
Name and Location	Rooms/Suites	Square Footage	Slots(1)	Tables(2)

Atlantic City, New Jersey
Borgata(4)	2,002	124,000	3,578	129

Total Domestic	26,033	1,151,350	25,590	1,062
International:
Darwin, Northern Territory, Australia
MGM Grand Australia(5)	107	23,800	450	26

Grand Total	26,140	1,175,150	26,040	1,088

(1)	Includes slot machines and other coin-operated gaming devices.

(2)	Includes blackjack (“21”), baccarat, craps, roulette, pai gow, pai gow poker, Caribbean stud poker, and other table games.

(3)	Owned and operated by a 50-50 joint venture with Mandalay Resort Group.

(4)	Owned and operated by a 50-50 limited liability company with Boyd Gaming Corporation. Borgata opened on July 3, 2003.

(5)	In February 2004, we entered into an agreement to sell our subsidiaries that own and operate MGM Grand Australia. This transaction is expected to be completed by the third quarter of 2004, subject to customary closing conditions and regulatory approvals.

The Exchange Offer

      We sold $300.0 million of our 5.875% senior notes due 2014 to certain initial purchasers on March 23, 2004. The initial purchasers resold those notes in reliance on Rule 144A and Regulation S under the Securities Act of 1933.

      We entered into a registration rights agreement with the initial purchasers on March 23, 2004 in which we agreed, among other things, to:

•	file a registration statement with the SEC relating to the exchange offer on or before August 5, 2004;

•	deliver to you this prospectus;

•	use our best efforts to cause the registration statement, which includes this prospectus, to become effective on or before September 19, 2004; and

•	complete the exchange offer within 30 business days after the registration statement becomes effective.

      You are entitled to exchange your old notes for new registered 5.875% senior notes due 2014 with substantially identical terms as the old notes, except that (1) the new notes are registered under the Securities Act of 1933 and, therefore, do not have transfer restrictions and (2) the new notes will be issued under the existing indenture dated February 27, 2004. If we do not complete the exchange offer on or before October 19, 2004, the interest rate on your old notes will be increased. You should read the discussion under the heading “The Exchange Offer — Purpose and Effect; Registration Rights” and “Description of the New Notes” for further information regarding the new notes that we are offering in exchange for your old notes.

      We believe that you may resell the new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under “The Exchange Offer.” You should read that section for further information regarding the exchange offer. In addition, you should refer to “Certain United States Federal Income Tax Considerations” on page 75 for a discussion on certain tax considerations related to the exchange offer.

Recent Developments

      On June 16, 2004, we announced that we had entered into a definitive merger agreement with Mandalay Resort Group (“Mandalay”) under which we will acquire Mandalay for $71.00 in cash for each share of common stock of Mandalay. Mandalay owns and operates eleven properties in Nevada, including Mandalay Bay, Luxor, Excalibur, Circus Circus, and Slots-A-Fun in Las Vegas, Circus Circus-Reno in Reno, Colorado Belle and Edgewater in Laughlin, Gold Strike and Nevada Landing in Jean, and Railroad Pass in Henderson. Mandalay also owns and operates Gold Strike, a hotel/casino in Tunica County, Mississippi. In addition, Mandalay owns a 50% interest in Silver Legacy in Reno, a 50% interest in Monte Carlo in Las Vegas, a 50% interest in Grand Victoria, a riverboat in Elgin, Illinois, and a 53.5% interest in MotorCity in Detroit, Michigan. The total value of the acquisition is approximately $8.2 billion, including equity value of approximately $4.8 billion, convertible debentures with a redemption value of approximately $574 million, the assumption or repayment of other outstanding Mandalay debt with a fair value of approximately $2.7 billion as of March 31, 2004, and $100 million of estimated transaction costs. The transaction is structured as a merger of one of our wholly-owned subsidiaries with and into Mandalay and is subject to the approval of Mandalay stockholders as well as regulatory and other customary conditions. The transaction will be accounted for as a purchase and is anticipated to close during the first quarter of 2005. As a result of the merger, Mandalay will become our wholly owned subsidiary. The foregoing description is not a description of all of the material terms of the transaction and is, therefore, qualified by reference to the merger agreement.

      On June 21, 2004, we announced that we entered into a joint venture agreement with Pansy Ho Chiu-king to develop, build and operate a major hotel-casino resort in Macau S.A.R. The facility, which will use the “MGM Grand” name, will be 50/50 owned and jointly operated by the two shareholders. We anticipate that the resort will be located on a prime waterfront site. The agreement is subject to, among other things, the approval of the government of Macau S.A.R., and other regulatory approvals, as well as the entry into a subconsession agreement with Sociedade de Jogos de Macau (SJM), the holder of the concession.

      On July 14, 2004, we announced that our Board of Directors approved a new stock repurchase program authorizing us to purchase up to 10 million shares of our common stock. We also announced that we repurchased approximately 5 million shares during the quarter ended June 30, 2004, thereby substantially completing the previous stock repurchase program approved in November 2003.

Summary of the Terms of the Exchange Offer

      The following is a brief summary of some of the terms of the exchange. For a more complete description of the terms of the exchange offer, see “Exchange Offer” in this prospectus.

Exchange Offer	$1,000 principal amount of registered 5.875% senior notes due 2014 in exchange for each $1,000 principal amount of 5.875% senior notes due 2014 issued in a private placement on March 23, 2004. As of the date hereof, old notes representing $300.0 million aggregate principal amount are outstanding. The terms of the new notes and the old notes are substantially identical, except:

• the new notes will be registered under the Securities Act;

• upon expiration of the exchange offer, your rights under the registration rights agreement pertaining to the old notes will terminate, except under limited circumstances; and

• the new notes will be issued under an existing indenture dated February 27, 2004.

Expiration Date	You have until 5:00 p.m., New York City time, on , 2004 to validly tender your old notes if you want to exchange your old notes for new notes. We may extend that date under certain conditions.

Withdrawal	The tender of the old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense as soon as practicable after the expiration or termination of the exchange offer.

Interest	You will receive interest on the new notes starting from the date interest was last paid on your old notes. If no interest was paid on your old notes, you will receive interest on the new notes from February 27, 2004. If your old notes are exchanged for new notes, you will not receive any accrued interest on your old notes.

Conditions of the Exchange Offer; Extensions; Amendments	The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff. See “Exchange Offer — Conditions of Exchange Offer.”

The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered in the exchange offer.

If we materially amend the exchange offer, we will notify you.

We may also delay or extend the exchange offer and, if the conditions to the exchange offer are not met, we may terminate the exchange offer. We will notify you of any delay, extension or termination of the exchange offer.

Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement for the old notes for a continuous offering under Rule 415 under the Securities Act.

Procedures for Tendering Old Notes; Special Procedures for Beneficial Owners	If you want to participate in the exchange offer, you must transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent. Please send these materials to the exchange agent at the address set forth in the accompanying letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date. You must also send one of the following:

• certificates for your old notes;

• a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company; or

• the items required by the guaranteed delivery procedures described below.

If you are a beneficial owner of your old notes, and your old notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company, and you wish to tender your old notes in the exchange offer, you should instruct your nominee to promptly tender the old notes on your behalf.

If you are a beneficial owner and you want to tender your old notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, make appropriate arrangements to either register ownership of your old notes in your name or obtain a properly completed bond power from the registered holder of your old notes.

By executing the letter of transmittal, you will represent to us that:

• you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

• you will acquire the new notes in the ordinary course of your business;

• you are not a broker-dealer that acquired your old notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

• if you are a broker-dealer that acquired your new notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.

Guaranteed Delivery Procedures	If you wish to tender your old notes and:

• your old notes are not immediately available;

• you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

• you cannot complete the procedures for delivery by book-entry transfer on time;

then you may tender your old notes according to the guaranteed delivery procedures that are discussed in the letter of transmittal and in “The Exchange Offer — Guaranteed Delivery Procedures.”

The Exchange Agent	U.S. Bank National Association is the exchange agent. Its address and telephone number are set forth in “The Exchange Offer — The Exchange Agent; Assistance.”

Resales of New Notes	Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

• are our “affiliate” (as defined in Rule 405 under the Securities Act);

• acquired the new notes other than in the ordinary course of your business;

• are a broker-dealer that acquired your old notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act; or

• are participating, intend to participate or have an arrangement or understanding with any person to participate in the distribution of the new notes.

However, the Commission has not considered the exchange offer in the context of a no-action letter and we cannot be sure that the staff of the Commission would make a similar determination with respect to the exchange offer as in such other circumstances.

All broker-dealers that are issued new notes for their own accounts in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. If you are a broker-dealer and are required to deliver a prospectus, you may use this prospectus for an offer to resell, a resale or other transfer of the new notes.

Certain Tax Considerations	The issuance of the new notes will not constitute a taxable exchange for U.S. federal income tax purposes. You will not recognize any gain or loss upon receipt of the new notes. See “Certain United States Federal Income Tax Considerations.”

Registration Rights Agreement	In connection with the sale of the old notes in a private placement in reliance on Section 4(2) of the Securities Act, we entered into a registration rights agreement with the initial purchasers of the old notes that grants the holders of the old notes registration rights. The old notes were immediately resold by the initial purchasers in reliance on Rule 144A and Regulation S under the Securities Act. As a result of making and consummating this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. If you do not tender your old notes in the exchange offer, you will not have any further registration rights under the registration rights agreement or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely transferable new notes in the exchange offer. See “The Exchange Offer — Purpose and Effect; Registration Rights.”

Effect of Not Tendering	If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer contained in the legend on the old notes. In general, the old notes may not be offered or sold unless they are registered under the Securities Act. However, you may offer or sell your old notes under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act.

Summary of the Terms of the New Notes

      The following is a brief summary of some of the terms of the new notes. For a more complete description of the terms of the new notes, see “Description of the New Notes” in this prospectus.

Issuer	MGM MIRAGE.

Notes offered	$300,000,000 aggregate principal amount of 5.875% senior notes due 2014.

Maturity	February 27, 2014.

Interest payment dates	February 27 and August 27 of each year after the date of issuance of the new notes. You will receive interest on the new notes starting from the date interest was last paid on your old notes. If no interest was paid on your old notes, you will receive interest from February 27, 2004. If your old notes are exchanged for new notes, you will not receive any accrued interest on your old notes.

Guarantees	The new notes will be unconditionally guaranteed, jointly and severally, on a senior basis by substantially all of our wholly owned U.S. subsidiaries except for U.S. holding companies of our foreign subsidiaries.

Security	The new notes will be secured equally and ratably with our other senior secured notes and certain of our other senior indebtedness by substantially all of the assets of MGM MIRAGE and the guarantors. Under certain circumstances, including certain of our senior secured notes and our credit facilities being rated investment grade by Moody’s and Standard & Poor’s, such senior secured notes, the new notes offered hereby and certain of our other senior indebtedness will cease to be so secured.

Ranking	The new notes and guarantees will be general secured senior obligations of MGM MIRAGE and each guarantor, respectively, and will rank equally with or senior to all existing or future indebtedness of MGM MIRAGE and each guarantor, respectively. See “Description of the New Notes — Ranking.”

Optional redemption	We may redeem the new notes in whole or in part at any time prior to their maturity at the redemption price described in the section “Description of the New Notes — Optional Redemption.”

Covenants	The indenture, dated February 27, 2004, by and among U.S. Bank National Association, as trustee, and us contains covenants that, among other things, will limit our ability and, in certain instances, the ability of our subsidiaries to:

• incur liens on assets to secure debt;

• enter into certain sale and lease-back transactions; and

• merge or consolidate with another company or sell substantially all assets.

These covenants are subject to a number of important qualifications and exceptions. See “Description of the New Notes — Additional Covenants of MGM MIRAGE.”

Use of proceeds	We will not receive any proceeds from the exchange offer and the corresponding issuance of the new notes.

Risk factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should carefully consider in connection with the exchange offer and the new notes.

SUMMARY SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

MGM MIRAGE

      Our summary selected consolidated financial and other data presented below as of and for the five years ended December 31, 2003 have been derived from our audited consolidated financial statements. Our consolidated financial statements as of December 31, 2000, 2001, 2002 and 2003, and for the years then ended, were audited by Deloitte & Touche LLP, an independent registered public accounting firm. Our consolidated financial statements as of December 31, 1999 and for the year then ended were audited by Arthur Andersen LLP, independent public accountants. The summary selected consolidated financial and other data as of and for the three months ended March 31, 2003 and March 31, 2004 has been derived from our unaudited consolidated financial statements for those periods, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position. The results for the three months ended March 31, 2004 are not necessarily indicative of results that may be expected for the entire year.

											Three Months Ended
	For the Years Ended December 31,										March 31,

	1999		2000		2001		2002		2003		2003		2004

	(In thousands, except per share data)
Income Statement Data:
Net revenues	$1,293,376		$2,910,580		$3,699,852		$3,756,928		$3,862,743		$951,874		$1,066,436
Operating income	200,924		515,197		599,892		746,538		699,729		159,485		254,666
Income from continuing operations	90,834		153,585		160,444		289,476		230,273		48,776		97,140
Income before cumulative effect of change in accounting principle	94,226		160,744		169,815		292,435		243,697		51,003		105,848
Net income	86,058		160,744		169,815		292,435		243,697		51,003		105,848
Basic earnings per share Income from continuing operations	$0.78		$1.06		$1.01		$1.83		$1.55		$0.32		$0.68
Income before cumulative effect of change in accounting principle	$0.81		$1.11		$1.07		$1.85		$1.64		$0.34		$0.74
Net income per share	$0.74		$1.11		$1.07		$1.85		$1.64		$0.34		$0.74
Weighted average number of shares	116,580		145,300		158,771		157,809		148,930		152,110		142,115
Diluted earnings per share Income from continuing operations	$0.76		$1.04		$1.00		$1.81		$1.52		$0.32		$0.66
Income before cumulative effect of change in accounting principle	$0.78		$1.09		$1.06		$1.83		$1.61		$0.33		$0.72
Net income per share	$0.72		$1.09		$1.06		$1.83		$1.61		$0.33		$0.72
Weighted average number of shares	120,086		147,901		160,822		159,940		151,592		153,549		146,847
Other Financial Data:
Cash dividends per share(1)	$—		$0.10		$—		$—		$—		$—		$—
Ratio of earnings to fixed charges(2)	2.73	x	1.47	x	1.43	x	2.09	x	1.86	x	1.75	x	2.52	x
Balance Sheet Data (end of period):
Total assets	$2,743,454		$10,734,601		$10,497,443		$10,504,985		$10,709,710		$10,431,336		$10,646,419
Total debt, including capital leases	1,330,206		5,880,819		5,465,608		5,222,195		5,533,462		5,192,840		5,407,110
Stockholders’ equity	1,023,201		2,382,445		2,510,700		2,664,144		2,533,788		2,653,064		2,610,944

						Three Months Ended
	For the Years Ended December 31,					March 31,

	1999	2000	2001	2002	2003	2003	2004

	(In thousands, except per share data)
Stockholders’ equity per share	$8.98	$14.97	$15.95	$17.24	$17.71	$17.45	$18.24
Number of shares outstanding	113,880	159,130	157,396	154,574	143,096	152,022	143,143

(1)	On December 13, 1999 the Board of Directors approved an initial quarterly cash dividend of $0.10 per share to stockholders of record on February 10, 2000. The dividend was paid on March 1, 2000. As a result of the acquisition of Mirage Resorts, Incorporated, we announced on April 19, 2000 that the quarterly dividend policy was discontinued.

(2)	Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discount and issuance costs, and our proportionate share of interest cost of unconsolidated affiliates.

      New York-New York was 50% owned until March 1, 1999 when the Company acquired the remaining 50%. The Primm Valley Resorts were acquired on March 1, 1999. MGM Grand South Africa managed casinos in the Republic of South Africa from October 1997 through May 2002. MGM Grand Detroit commenced operations in July 1999. The Mirage acquisition occurred on May 31, 2000.

      In June 2003, we entered into an agreement to sell our Golden Nugget Subsidiaries, including substantially all of the assets and liabilities of those resorts. This transaction closed in January 2004. Also in June 2003, we ceased operations of PLAYMGMMIRAGE.com, our online gaming website (“Online”). The results of the Golden Nugget Subsidiaries and Online are classified as discontinued operations for all periods presented.

      In February 2004, the Company entered into an agreement to sell the subsidiaries that own and operate MGM Grand Australia for approximately A$195 million (approximately $136 million based on exchange rates at June 30, 2004), subject to certain working capital adjustments. This transaction is expected to be completed by the third quarter of 2004, subject to customary closing conditions and regulatory approval. The results of MGM Grand Australia are classified as discontinued operations for all periods presented.

Mandalay Resort Group

      Mandalay derived the following summary consolidated financial information for each of the five fiscal years ended January 31, 2000, 2001, 2002, 2003 and 2004 from its reaudited Consolidated Financial Statements for each of the fiscal years ended January 31, 2000, 2001 and 2002 in Mandalay’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2003 (as amended on February 11, 2003) and the audited Consolidated Financial Statements included in Mandalay Resort Group’s Annual Report on Form 10-K for the fiscal years ended January 31, 2003 and 2004, which are incorporated by reference in this prospectus. The summary consolidated financial information presented in the table below as of and for the three months ended April 30, 2003 and 2004 is derived from the unaudited financial statements included in Mandalay’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2004, which is incorporated by reference in this prospectus. The results of operations for the three months ended April 30, 2004 may not be indicative of the results of operations for the full year. The table should be read together with Mandalay’s consolidated financial statements and accompanying notes, as well as management’s discussion and analysis of results of operations and financial condition, all of which can be found in publicly available documents, including those incorporated by reference in this prospectus.

											Three Months Ended
	Fiscal Year Ended January 31,										April 30,

	2000		2001		2002		2003		2004		2003		2004

	(In thousands, except per share amounts, ratios and statistical measures)
Statement of Operations Data(1):
Net Revenues(2)	$1,926,278		$2,381,139		$2,348,512		$2,354,118		$2,491,099		$616,510		$729,368
Income from operations	273,736		431,534		351,060		452,306		490,441		137,047		199,686
Pretax income	103,116		194,392		93,006		195,334		232,318		68,823		134,538
Net income(3)	42,163		119,700		53,044		115,603		149,847		44,046		87,328
Basic earnings per share(3)	$0.47		$1.53		$0.73		$1.71		$2.40		$0.72		$1.32
Diluted earnings per share(3)	0.46		1.50		0.71		1.65		2.31		0.69		1.30
Other Data:
Capital expenditures	$352,133		$110,220		$156,742		$300,532		$545,130		$86,109		$37,513
Rooms(4)	27,118		27,118		27,142		27,142		28,258		27,142		28,258
Casino square footage(4)	1,086,700		1,086,700		1,086,700		1,086,700		1,086,700		1,086,700		1,086,700
Number of slot machines(4)	25,580		24,929		24,178		23,406		22,818		23,285		22,584
Number of table games(4)	1,014		991		945		932		891		925		893
Ratio of earnings to fixed charges(5)	1.47	x	1.85	x	1.50	x	1.91	x	2.30	x	2.41	x	4.09	x

As of April 30,
2004

(In
thousands)
Balance Sheet Data:
Cash and cash equivalents	$153,063
Total assets	4,782,621
Long-term debt, net of current portion	2,868,800
Stockholders’ equity	1,132,501

(1)	Mandalay Bay opened on March 2, 1999 and MotorCity Casino opened on December 14, 1999. Silver City, a small casino on the Las Vegas Strip, was operated under a lease which expired October 31, 1999.

(2)	During fiscal 2003, we reclassified equity in earnings of unconsolidated affiliates from revenues to a separate component within income from operations. Prior fiscal years have been reclassified to conform to the new presentation. This reclassification had no impact on previously reported income from operations or net income.

(3)	Net income includes charges for the cumulative effect of an accounting change of $1.9 million related to goodwill in fiscal 2003 and $22.0 million related to preopening expenses in fiscal 2000. In accordance with the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) on February 1, 2002, Mandalay no longer amortizes goodwill. The following table presents Mandalay’s results for each of the three fiscal years ended January 31 as if the non-amortization provisions of SFAS 142 had been applied. All goodwill amortization was related to continuing operations.

	Fiscal Year Ended
	January 31,

	2000	2001	2002

	(In thousands,
	except per share data)
Net income as reported	$42,163	$119,700	$53,044
Goodwill amortization adjustment	10,453	11,801	11,801

Adjusted net income	$52,616	$131,501	$64,845

Basic net income per share as reported	$0.47	$1.53	$0.73
Goodwill amortization adjustment	0.12	0.15	0.16

Adjusted basic net income per share	$0.59	$1.68	$0.89

Diluted net income per share as reported	$0.46	$1.50	$0.71
Goodwill amortization adjustment	0.11	0.15	0.16

Adjusted diluted net income per share	$0.57	$1.65	$0.87

(4)	These items include 100% of Mandalay’s joint venture properties. Mandalay acquired its 50% interest in the Grand Victoria, a then-operating riverboat casino in Elgin, Illinois, on June 1, 1995. Joint ventures in which Mandalay owns 50% interests opened Silver Legacy in Reno, Nevada on July 28, 1995 and Monte Carlo in Las Vegas, Nevada, on June 21, 1996. A joint venture in which Mandalay owns a 53.5% interest opened MotorCity Casino, a temporary casino in Detroit, Michigan, on December 14, 1999.

(5)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income before fixed charges, income taxes and minority interest, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discount and issuance costs, Mandalay’s proportionate share of the interest cost of 50%-owned ventures, and the estimated interest component of rental expense. Fixed charges for the fiscal year ended January 31, 2004 do not include the loss on early extinguishment of debt of $6.3 million (net of related gain on swap terminations).

SUMMARY UNAUDITED PRO FORMA FINANCIAL AND OTHER DATA

      The summary unaudited pro forma financial and other data presented below give effect to the proposed acquisition by MGM MIRAGE of Mandalay, and are derived from our historical financial statements and the historical financial statements of Mandalay, which are incorporated by reference in this prospectus, and the historical financial statements of Monte Carlo, a joint venture between us and Mandalay. The summary pro forma financial and other data presented below is only a summary of the unaudited pro forma condensed combined financial statements presented on pages 24 to 30, and should be read in conjunction with our historical financial statements and other information incorporated herein by reference.

      The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements beginning on page 28. The summary pro forma financial and other data presented below is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the acquisition of Mandalay been completed as of the dates presented. Additionally, the summary pro forma financial and other data presented below should not be considered representative of our future consolidated results of operations or financial position.

	Year Ended		Three Months Ended
	December 31,		March 31,
	2003		2004

	(In thousands, except per share data)
Income Statement Data:
Net revenues	$6,611,141		$1,868,217
Operating income	1,181,630		452,031
Income from continuing operations	192,880		137,884
Basic earnings per share
Income from continuing operations	$1.30		$0.97
Diluted earnings per share
Income from continuing operations	$1.27		$0.94
Other Financial Data:
Ratio of earnings to fixed charges	1.41	x	2.28	x
Balance Sheet Data (end of period):
Total assets			$20,651,587
Total debt, including capital leases			13,643,863
Stockholders’ equity			2,610,944

RISK FACTORS

      Before you participate in the exchange offer for the new notes, you should be aware that investment in the new notes carries various risks, including those described below. We urge you to carefully consider these risk factors, together with all of the other information included and incorporated by reference in this prospectus, before you decide to participate in the exchange offer for the new notes.

Risks Related to the Exchange Offer and the New Notes

Restrictions on transfer — If you do not properly tender your old notes, your ability to transfer such old notes will be adversely affected.

      We will only issue new notes in exchange for old notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions. In addition, if you tender your old notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. If you are a broker-dealer that receives new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such new notes.

Our substantial indebtedness could adversely affect our operations and financial results and impair our ability to satisfy our obligations under the new notes.

      We had approximately $5.4 billion of indebtedness as of March 31, 2004. See “Capitalization.” The interest rate on a large portion of our long-term debt is subject to fluctuation based on changes in short-term interest rates, changes in our financial condition and the ratings which national rating agencies assign to our outstanding debt securities. In addition, on June 15, 2004, we entered into a merger agreement with Mandalay. We will pay $71 per share of common stock of Mandalay, which we anticipate will be funded at least in part through the incurrence of additional debt. Furthermore, in the merger, we will assume or repay convertible debentures with a redemption value of approximately $574 million and other Mandalay debt with a fair value of $2.7 billion as of March 31, 2004.

      The new notes will not restrict our ability to borrow substantial additional funds in the future that may be either pari passu with or subordinated to the new notes, and the new notes provide holders only limited protection should we be involved in a highly leveraged transaction. If we incur additional indebtedness, it could increase the related risks that we face.

      Our indebtedness could have important consequences to you. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate activities;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry;

•	limit our ability to borrow additional funds; and

•	place us at a competitive disadvantage compared to other less leveraged competitors.

Servicing our indebtedness will require a significant amount of cash and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

      Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures depends on our ability to generate cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, our ability to borrow funds under our senior credit facility in the future will depend on our meeting the financial covenants in the agreements, including a minimum interest coverage test and a maximum leverage ratio test. We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to extend or refinance any of our indebtedness on favorable terms or at all. Our inability to generate sufficient cash flow or refinance our indebtedness on favorable terms could have a material adverse effect on our financial condition.

Fraudulent conveyance statutes allow courts, under specific circumstances, to avoid subsidiary guarantees.

      Various fraudulent conveyance and similar laws have been enacted for the protection of creditors and may be utilized by courts to avoid or limit the guarantees of the new notes by our subsidiaries. The requirements for establishing a fraudulent conveyance vary depending on the law of the jurisdiction that is being applied. Generally, if in a bankruptcy, reorganization or other judicial proceeding, a court were to find that the guarantor received less than reasonably equivalent value or fair consideration for incurring indebtedness evidenced by guarantees, and either

•	was insolvent at the time of the incurrence of such indebtedness,

•	was rendered insolvent by reason of incurring such indebtedness,

•	was at such time engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured,

such court could, with respect to the guarantor, declare void in whole or in part the obligations of such guarantor under the guarantees, as well as any liens granted by the guarantor securing the guarantees or the guaranteed obligations. Any payment by such guarantor pursuant to its guarantee could also be required to be returned to it, or to a fund for the benefit of its creditors. Generally, an entity will be considered insolvent if the sum of its respective debts is greater than the fair saleable value of all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become absolute and mature.

      We, meaning only MGM MIRAGE, have no operations of our own and derive all of our revenue from our subsidiaries. If a guarantee of the new notes by a subsidiary were avoided as a fraudulent transfer, holders of other indebtedness of, and trade creditors of, that subsidiary would generally be entitled to payment of their claims from the assets of the subsidiary before such assets could be made available for distribution to us to satisfy our own obligations. The indenture for the new notes will not limit the incurrence of additional indebtedness by us and our subsidiaries or limit investments by us in our subsidiaries.

We may require you to dispose of your new notes or redeem your new notes if any gaming authority finds you unsuitable to hold them.

      We may require you to dispose of your new notes or redeem your new notes if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with any gaming laws to which we or any of our subsidiaries are or may become subject, as more fully described in the sections entitled “Regulation and Licensing” and “Description of the New Notes — Mandatory Disposition Pursuant to Gaming Laws.”

An active trading market may not develop for these new notes.

      The new notes do not have an established trading market, and none may develop. We do not intend to apply for listing of the new notes on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the new notes will depend on the number of holders of the new notes, the interest of securities dealers in making a market in the new notes and other factors. The initial purchasers of the old notes are under no obligation to make a market in the new notes, even if permitted by applicable laws and regulations. At their discretion, the initial purchasers could discontinue any market-making efforts at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the new notes. If an active trading market does not develop, the market price and liquidity of the new notes may be adversely affected. If the new notes are traded, they may trade at a discount from their initial offering price of the old notes depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and certain other factors.

Risks Related to MGM MIRAGE and the Gaming Industry

The gaming industry is highly competitive.

      Our casinos in Las Vegas and elsewhere are destination resorts that compete with other destination travel locations throughout the United States and the world. We do not believe that our competition is limited to a particular geographic area, and gaming operations in other states or countries could attract our customers. To the extent that new casinos enter our markets or hotel room capacity is expanded by others in major destination locations, competition will increase. Major competitors, including new entrants, have either recently expanded their hotel room capacity or are currently constructing new rooms in Las Vegas. In addition, a new casino resort is under construction in Las Vegas and is scheduled to open in 2005, which will likely significantly increase competition for our casinos. Also, the recent growth of gaming in areas outside Las Vegas, including California, has increased the competition faced by our operations in Las Vegas and elsewhere. In particular, as additional large scale gaming operations in Native American tribal lands increase, competition will increase.

A gaming referendum has been adopted in California, which could have a material adverse effect on our business.

      Voters in California approved an amendment to the California constitution on March 7, 2000 that gave Native American tribes in California the right to offer a limited number of slot machines and a range of house-banked card games. A number of Native American tribes have already signed and others have begun signing gaming compacts with the State of California. More than 60 compacts had been approved by the federal government as of December 31, 2003, and casino-style gaming is legal in California on those tribal lands. According to the California Gambling Control Commission, there were more than 50 operating tribal casinos in California as of May 17, 2004. The expansion of Native American gaming in California has already impacted our operations. Several additional initiatives have been proposed which would, if approved, materially expand the scope of gaming in California. In addition, several Native American tribes in California recently reached agreements with the state of California that allow for increased number of gaming machines within such tribes in exchange for a revenue-based payment to the state. Such expansion of gaming in California could have an adverse impact on our results of operations.

The gaming industry is highly regulated, and we must adhere to various regulations, maintain our licenses and pay gaming taxes to continue our operations.

      The ownership and operation of gaming facilities are subject to extensive federal, state, provincial, tribal and/or local laws, regulations and ordinances, which are administered by the relevant regulatory agencies in each jurisdiction. These laws, regulations and ordinances vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations. For a summary of gaming regulations that affect our business, see “Regulation and Licensing.” The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. In addition, we are subject to various gaming taxes, which are subject to possible increase at any time. For instance, the Michigan legislature is currently considering an increase to Michigan’s gaming tax rates.

Our pending acquisition of Mandalay Resort Group may have a material adverse effect on our future financial condition, results of operations and liquidity.

      We entered into an agreement to acquire Mandalay on June 15, 2004. Acquisitions generally involve significant risks, including difficulties in the assimilation of the operations, services and corporate culture of the acquired company, diversion of management’s attention from other business concerns, and overvaluation of the acquired company. Furthermore, demands made, or action taken, by administrative and other government agencies in connection with our proposed merger with Mandalay may require us to sell or otherwise divest certain of our or certain of Mandalay’s gaming properties or operations, including those that are important to existing and future competitive advantages we may have, our results of operations, and our long-term strategy. In fact, due to Michigan law which prohibits any person from holding more than a 10% interest in more than one casino licensed by the state, we will be required to dispose of our or Mandalay’s interest in casinos in Detroit. In addition, the acquisition would likely result in the assumption and incurrence of significant additional debt and contingent liabilities, which could have a material adverse effect on our financial condition, results of operations and liquidity.

We may experience difficulties integrating Mandalay into our operations.

      After consummation of the Mandalay merger, we intend to integrate the operations of Mandalay into ours. We cannot assure you that we will be able to integrate these operations without encountering different business strategies with respect to marketing, integrating personnel with disparate business backgrounds and corporate cultures, integrating different reservations systems and other technology and managing relationships with other business partners. For these reasons, we cannot assure you that we will be able to integrate successfully the Mandalay operations into our own. Furthermore, the integration of operations may temporarily distract management from our day-to-day business after the Mandalay merger.

We may not achieve the expected synergies from the Mandalay merger.

      Our management believes that the Mandalay merger will allow us to achieve cost savings relating to duplicative departments, redundant infrastructure and operating efficiencies upon full integration of Mandalay as well as revenue enhancement opportunities. However, the anticipated benefits are based on projections and assumptions and not on actual results. As a result, we cannot assure you that we will realize the anticipated benefits. Our ability to realize these benefits could be adversely impacted by difficulties in integrating Mandalay’s operations with our operations and by any inability to achieve certain economies of scale.

While we are committed to building a permanent casino in Detroit, Michigan, the ability to proceed with the construction is subject to resolution of litigation.

      We operate an interim casino in Detroit, Michigan under a revised development agreement with the city. We are committed to building a larger permanent hotel/ casino facility. We are currently in the process of obtaining land and developing plans for the permanent facility, and currently expect the project to cost approximately $575 million (including land, capitalized interest and preopening expenses, but excluding approximately $115 million of payments to the City under the revised development agreement). The design, budget and schedule of the permanent facility are not finalized, and the ultimate timing, cost and scope of the facility are subject to risks attendant to large-scale projects. The ability to construct the permanent casino facility is currently subject to resolution of certain litigation involving the ordinance governing the casino selection process. Until the issue is resolved, we are prohibited from commencing construction under an injunction issued by the 6th Circuit Court of Appeals. Therefore, we do not know when we will be able to commence construction of, or complete, the permanent facility. Furthermore, our ability to commence or complete a permanent facility in Detroit, Michigan may be adversely affected by the increase to Michigan’s gaming tax rates currently being considered by the Michigan legislature.

We rely on customers who travel to our resorts, and if our customers’ ability to travel is impeded, it could negatively affect our operating results.

      Many of our customers travel by air. As a result, the cost and availability of air service and the impact of events like those of September 11, 2001, can affect our business. Additionally, there is one principal interstate highway between Las Vegas and Southern California, where a large number of our customers reside. Capacity restraints of that highway or any other traffic disruptions may affect the number of customers who visit our facilities.

Terrorist attacks may cause significant disruption to our business.

      The events of September 11, 2001, and the potential for future terrorist attacks or acts of war or hostility, have created many economic and political uncertainties that could adversely impact our business levels and results of operations. Leisure and business travel, especially travel by air, remain particularly susceptible to global geopolitical events. Furthermore, although we have been able to purchase some insurance coverage for certain types of terrorist acts, insurance coverage against loss or business interruption resulting from war and some forms of terrorism continues to be unavailable.

Our pending joint venture for the construction and operation of a hotel-casino in Macau S.A.R., as well as our pending strategic joint ventures and other transactions in the United Kingdom, involve significant risks.

      On June 21, 2004, we announced that we entered into a joint venture agreement with Pansy Ho Chiu-king to develop, build and operate a major hotel-casino resort in Macau S.A.R. The facility, which will use the “MGM Grand” name, will be 50/50 owned and jointly operated by the two shareholders. The agreement is subject to, among other things, the approval of the government of Macau S.A.R., and other regulatory approvals, as well as the entry into a subconsession agreement with Sociedade de Jogos de Macau (SJM), the holder of the concession. We cannot assure you that such approvals or subconcession will be obtained on a timely basis, if at all. Furthermore, even if such facility is constructed, its operations will be subject to unique risks, including risks related to: (a) Macau’s regulatory framework; (b) our ability to adapt to the different regulatory and gaming environment in Macau while remaining in compliance with the requirements of the gaming regulatory authorities in the jurisdictions in which we currently operate, as well as other applicable federal, state, or local laws in the United States and Macau; (c) the transition of Macau from a Portuguese colony to a special administrative region of the People’s Republic of China; and (d) the extreme weather conditions in the region.

      In addition, we currently have several joint ventures and other transactions pending in the United Kingdom. Each of such ventures and transactions are subject to implementation of proposed gaming law reforms in the United Kingdom and a tax structure acceptable to us, and obtaining required planning and other approvals. We cannot assure you that such reforms, tax structure, and approvals necessary to realize the benefits contemplated will be implemented or obtained in a timely manner, if at all or that we will be able to adapt adequately to the different regulatory and gaming environment in the United Kingdom.

      Furthermore, any such operations in Macau or in the United Kingdom or any future operations in which we may engage in any other foreign territories are subject to risk pertaining to international operations, including foreign currency risks, foreign government regulations that may make it difficult for us to operate in a profitable manner in such jurisdiction, inability to adequately enforce our rights in such jurisdiction, general geopolitical risks such as political and economic instability, hostilities with neighboring countries and changes in diplomatic and trade relationships, and potentially adverse tax consequences.

We are a large consumer of electricity and other energy and costs for energy may increase substantially.

      Increases in energy costs have a negative impact on our operating results. Additionally, higher energy and gasoline prices which affect our customers may result in reduced visitation to our resorts and a reduction in our revenues.

Tracinda Corporation owns a majority of our common stock and may influence our Board of Directors and affairs.

      Tracinda Corporation and its sole stockholder beneficially owned approximately 57% of our outstanding common stock at March 31, 2004. Tracinda has the ability to elect our entire Board of Directors and determine the outcome of other matters submitted to our stockholders, such as the approval of significant transactions.

FORWARD-LOOKING STATEMENTS

      This prospectus includes “forward-looking statements” that are subject to risks and uncertainties. In portions of this prospectus, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, and have based these expectations on our beliefs as well as assumptions we have made, such expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including, without limitation, those set forth under “Risk Factors,” beginning on page 16, as well as the following factors:

•	development and construction activities;

•	dependence on existing management;

•	leverage and debt service, including sensitivity to fluctuations in interest rates;

•	domestic or international economic conditions, including sensitivity to fluctuations in foreign currencies;

•	competition and changes in customer demand;

•	ability to achieve certain cost savings, asset sales and revenue enhancements;

•	changes or uncertainties in federal or state tax laws or the administration of such laws;

•	changes or uncertainties in gaming laws or regulations, including legalization of gaming in certain jurisdictions; and

•	any requirement to apply for licenses and approvals under applicable laws, including gaming laws, on our part or on the part of our suppliers.

      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, or as of the date of the documents incorporated by reference. We do not intend, and undertake no obligation, to update these forward-looking statements.

USE OF PROCEEDS

      We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive outstanding old notes in like original principal amount at maturity. All old notes received in the exchange offer will be cancelled. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreement executed in connection with the sale of the old notes.

      The net proceeds from the offering of the old notes (approximately $294.2 million after discounts and commissions and offering expenses but excluding accrued interest) were used to repay a portion of the outstanding amount under our $1.5 billion revolving credit facility, and for general corporate purposes. The $1.5 billion revolving credit facility matures in November 2008 and bears interest based upon the Eurodollar or base rate existing at the time of determination. As of March 31, 2004, there was no principal amount outstanding under the $1.5 billion revolving credit facility.

CAPITALIZATION

      The following table sets forth our unaudited consolidated capitalization as of March 31, 2004 on a historical basis. The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The information presented in the table below should be read in conjunction with “Use of Proceeds” and “Selected Consolidated Financial and Other Data” included elsewhere in this prospectus as well as the consolidated historical financial statements and notes thereto incorporated in this prospectus by reference.

As of March 31,
2004
Actual

(In millions)
Cash and cash equivalents	$196.4

Long-term debt (including current maturities):
Senior Credit Facility:
$1.5 billion revolving credit facility	$—
$1.0 billion term loan	1,000.0
Australian bank facility, due 2004	9.7
$176.4 million 6.625% notes due 2005, net	173.6
$300.0 million 6.95% senior notes due 2005, net	300.9
$244.5 million 7.25% notes due 2006, net	232.2
$180.4 million 6.75% notes due 2007, net	187.8
$710.0 million 9.75% senior subordinated notes due 2007, net	706.0
$200.0 million 6.75% senior notes due 2008, net	168.2
$200.0 million 6.875% senior notes due 2008, net	198.9
$600.0 million 6.00% senior notes due 2009	600.0
$825.0 million 8.50% senior notes due 2010, net	821.8
$400.0 million 8.375% senior subordinated notes due 2011	400.0
$525.0 million 5.875% senior notes due 2014	524.0
$100.0 million 7.25% senior debentures due 2017, net	81.4
Other notes	0.2

Total long-term debt (including current maturities)	$5,404.7
Total stockholders’ equity	2,610.9

Total capitalization	$8,015.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the proposed acquisition by MGM MIRAGE of Mandalay, and are derived from our historical financial statements and the historical financial statements of Mandalay, which are incorporated by reference in this prospectus, and the historical financial statements of Monte Carlo, a joint venture between us and Mandalay. The historical financial statements of Monte Carlo for the year ended December 31, 2003 are incorporated by reference in this prospectus by way of their inclusion in Mandalay’s Annual Report on Form 10-K for the year ended January 31, 2004. The historical financial statements of Monte Carlo as of and for the quarter ended March 31, 2004 are not included or incorporated by reference in this prospectus. These historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

      For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on March 31, 2004. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2003. In all cases, we applied the purchase method of accounting, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, at fair value.

      The purchase price allocation reflected in the unaudited condensed combined financial statements is preliminary and is subject to revision. The final purchase price allocation will be completed after the transaction closes, and will be based on formal valuations of tangible assets, identification and valuation of identifiable intangible assets, and an analysis of the value of liabilities assumed. The final purchase price allocation may differ materially from the preliminary estimate due to different valuations and differences in useful lives and amortization methods applied to tangible and intangible assets. Therefore, the unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the acquisition of Mandalay been completed as of the dates presented. Additionally, the unaudited pro forma condensed combined financial statements should not be considered representative of our future consolidated results of operations or financial position.

      The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of Regulation S-X. Mandalay has historically had a fiscal year-end of January 31. Therefore, the historical Mandalay statements of income are for the year ended January 31, 2004 and the three months ended April 30, 2004, and the historical Mandalay balance sheet is as of April 30, 2004.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended March 31, 2004

	MGM MIRAGE	Mandalay	Monte Carlo	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical(a)	Adjustments		Pro Forma

		(In thousands, except per share data)
Revenues
Casino	$558,723	$346,119	$25,894	$—		$930,736
Rooms	234,961	211,196	31,664	—		477,821
Food and beverage	217,764	132,096	11,289	—		361,149
Entertainment, retail and other	163,426	89,546	8,100	(729	)(b)	260,343

	1,174,874	778,957	76,947	(729)		2,030,049
Less: Promotional allowances	(108,438)	(49,589)	(3,805)	—		(161,832)

	1,066,436	729,368	73,142	(729)		1,868,217

Expenses
Casino	277,603	167,388	13,569	—		458,560
Rooms	61,832	67,828	8,274	—		137,934
Food and beverage	119,549	88,073	8,076	—		215,698
Entertainment, retail and other	107,975	52,402	3,937	—		164,314
Provision for doubtful accounts	6,877	—	143	—		7,020
General and administrative	146,281	115,357	10,455	—		272,093
Corporate expense	15,738	10,272	—	—		26,010
Preopening and start-up expenses	381	—	—	—		381
Restructuring costs	414	—	—	—		414
Property transactions, net	1,739	860	—	—		2,599
Depreciation and amortization	97,553	50,024	3,365	1,313	(c)	152,255

	835,942	552,204	47,819	1,313		1,437,278

Income from unconsolidated affiliates	24,172	21,662	—	(25,045	)(a)	21,092
				303	(d)

Operating income	254,666	198,826	25,323	(26,784)		452,031

Non-operating income (expense)
Interest income	903	2,207	14	—		3,124
Interest expense, net	(89,810)	(46,762)	—	(70,221	)(e)	(206,793)
Non-operating items from unconsolidated affiliates	(6,205)	(2,082)	—	—		(8,287)
Other, net	(7,154)	—	—	—		(7,154)

	(102,266)	(46,637)	14	(70,221)		(219,110)

Minority interest	—	(17,651)	—	—		(17,651)

Income from continuing operations before income taxes	152,400	134,538	25,337	(97,005)		215,270
Provision for income taxes	(55,260)	(47,210)	—	25,084	(f)	(77,386)

Income from continuing operations	$97,140	$87,328	$25,337	$(71,921)		$137,884

Basic earnings per share
Income from continuing operations	$0.68					$0.97

Shares used in per share calculation	142,115					142,115

Diluted earnings per share
Income from continuing operations	$0.66					$0.94

Shares used in per share calculation	146,847					146,847

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2003

	MGM MIRAGE	Mandalay	Monte Carlo	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical(a)	Adjustments		Pro Forma

		(In thousands, except per share data)
Revenues
Casino	$2,037,514	$1,225,249	$95,136	$—		$3,357,899
Rooms	833,272	652,287	105,532	—		1,591,091
Food and beverage	757,278	454,602	41,410	—		1,253,290
Entertainment, retail and other	647,702	334,645	31,773	(2,956	)(b)	1,011,164

	4,275,766	2,666,783	273,851	(2,956)		7,213,444
Less: Promotional allowances	(413,023)	(175,684)	(13,596)	—		(602,303)

	3,862,743	2,491,099	260,255	(2,956)		6,611,141

Expenses
Casino	1,042,936	650,765	50,873	—		1,744,574
Rooms	234,633	231,093	33,015	—		498,741
Food and beverage	434,825	317,406	30,834	—		783,065
Entertainment, retail and other	428,834	204,765	16,261	—		649,860
Provision for doubtful accounts	12,570	2,105	911	—		15,586
General and administrative	583,599	459,090	41,574	—		1,084,263
Corporate expense	61,541	32,856	—	—		94,397
Preopening and start-up expenses	29,266	8,230	—	—		37,496
Restructuring costs	6,597	—	—	—		6,597
Property transactions, net	(18,941)	1,621	(20)	—		(17,340)
Depreciation and amortization	400,766	175,531	12,945	5,250	(c)	594,492

	3,216,626	2,083,462	186,393	5,250		5,491,731

Income from unconsolidated affiliates	53,612	81,183	—	(73,796	)(a)	62,220
				1,221	(d)

Operating income	699,729	488,820	73,862	(80,781)		1,181,630

Non-operating income (expense)
Interest income	4,078	8,503	92	—		12,673
Interest expense, net	(337,586)	(193,236)	(6)	(281,229	)(e)	(812,057)
Non-operating items from unconsolidated affiliates	(10,401)	(8,089)	—	—		(18,490)
Other, net	(12,160)	(6,327)	—	—		(18,487)

	(356,069)	(199,149)	86	(281,229)		(836,361)

Minority interest	—	(57,353)	—	—		(57,353)

Income from continuing operations before income taxes	343,660	232,318	73,948	(362,010)		287,916
Provision for income taxes	(113,387)	(82,471)	—	100,822	(f)	(95,036)

Income from continuing operations	$230,273	$149,847	$73,948	$(261,188)		$192,880

Basic earnings per share
Income from continuing operations	$1.55					$1.30

Shares used in per share calculation	148,930					148,930

Diluted earnings per share
Income from continuing operations	$1.52					$1.27

Shares used in per share calculation	151,592					151,592

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2004

	MGM MIRAGE	Mandalay	Monte Carlo	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical(a)	Adjustments		Pro Forma

	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$196,413	$153,063	$13,422	$—		$362,898
Accounts receivable, net	161,883	92,888	9,438	—		264,209
Inventories	63,230	37,729	3,493	—		104,452
Deferred income taxes	48,498	16,762	—	—		65,260
Prepaid expenses and other	88,516	50,363	4,340	—		143,219
Assets held for sale	86,516	—	—	—		86,516

Total current assets	645,056	350,805	30,693	—		1,026,554

Property and equipment, net	8,718,333	3,576,630	292,111	(1,843	)(b)	16,063,712
				541,882	(g)
				2,936,599	(h)
Other assets
Investments in unconsolidated affiliates	772,976	574,725	—	(688,999	)(i)	629,716
				(28,986	)(d)
Goodwill and other intangible assets, net	232,671	135,575	—	2,170,708	(j)	2,520,989
				(37,965	)(k)
				20,000	(l)
Deposits and other assets, net	277,383	144,886	2,671	(37,207	)(m)	410,616
				22,883	(n)

Total other assets	1,283,030	855,186	2,671	1,420,434		3,561,321

	$10,646,419	$4,782,621	$325,475	$4,897,072		$20,651,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$95,229	$51,312	$3,029	$—		$149,570
Income taxes payable	58,605	13,148	—	—		71,753
Current portion of long-term debt	9,687	16,677	—	—		26,364
Accrued interest on long-term debt	76,808	45,071	—	—		121,879
Other accrued liabilities	525,122	207,541	21,005	—		753,668
Liabilities related to assets held for sale	7,235	—	—	—		7,235

Total current liabilities	772,686	333,749	24,034	—		1,130,469

Deferred income taxes	1,732,256	236,634	—	967,639	(o)	2,936,529
Long-term debt	5,394,989	2,868,800	—	247,535	(p)	13,615,066
				(400,000	)(q)
				(470,905	)(r)
				5,974,647	(s)
Other long-term obligations	135,544	162,587	79	12,019	(n)	310,229
Minority interest	—	48,350	—	—		48,350
Commitments and contingencies
Stockholders’ equity
Partners’ equity	—	—	301,362	(301,362	)(t)	—
Common stock	1,712	1,913	—	(1,913	)(t)	1,712
Capital in excess of par value	2,261,525	615,899	—	(615,899	)(t)	2,261,525
Deferred compensation	(16,795)	(66,163)	—	66,163	(t)	(16,795)
Treasury stock, at cost	(882,378)	(1,057,167)	—	1,057,167	(t)	(882,378)
Retained earnings	1,239,751	1,661,312	—	(1,661,312	)(t)	1,239,751
Accumulated other comprehensive income (loss)	7,129	(23,293)	—	23,293	(n)	7,129

Total stockholders’ equity	2,610,944	1,132,501	301,362	(1,433,863)		2,610,944

	$10,646,419	$4,782,621	$325,475	$4,897,072		$20,651,587

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     Basis of Presentation

      The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of MGM MIRAGE and Mandalay Resort Group on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Mandalay by MGM MIRAGE. The acquisition will be recorded using the purchase method of accounting, with MGM MIRAGE as the acquirer.

      Mandalay has historically had a fiscal year-end of January 31. Therefore, the historical Mandalay statements of income are for the year ended January 31, 2004 and the three months ended April 30, 2004, and the historical Mandalay balance sheet is as of April 30, 2004. Certain reclassifications have been made to the historical Mandalay financial statements to conform to the presentation used in the MGM MIRAGE historical financial statements. Such reclassifications had no effect on Mandalay’s previously reported income from continuing operations.

      For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on March 31, 2004. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2003.

2.     Preliminary Purchase Price Allocation

      The following table sets forth the determination of the consideration paid for Mandalay as if the acquisition occurred on March 31, 2004 (in thousands, except per share amounts):

Cash consideration for outstanding Mandalay shares and stock options ($71 per share, 67.5 million outstanding shares and 0.8 million outstanding options at a weighted average exercise price of $22.60)	$4,829,849
Estimated fair value of Mandalay long-term debt being assumed or refinanced	2,733,012
Payment due on convertible debentures, $71 per converted share, 8.1 million converted shares	573,893
Estimated transaction costs and expenses	100,000

$8,236,754

      The following table sets forth the preliminary allocation of purchase price (in thousands):

Current assets	$381,498
Property and equipment	6,923,757
Goodwill	2,170,708
Other intangible assets	117,610
Other assets	411,595
Assumed liabilities, excluding long-term debt	(800,775)
Deferred tax effects of purchase price allocation	(967,639)

$8,236,754

      The amount allocated to intangible assets includes existing Mandalay intangible assets and the recognition of customer lists with an estimated value of $20 million and an estimated useful life of 5 years. We have not assessed the value of potential indefinite-lived intangible assets for purposes of the preliminary purchase price allocation. Allocation of the purchase price to such indefinite-lived intangible assets, which may include tradenames, trademarks and gaming license and other development rights, would not have any impact on pro forma depreciation and amortization expense.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

3.     Pro Forma Adjustments

      The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:

(a) To reflect the historical results of operations and assets and liabilities of Monte Carlo as if it were a consolidated subsidiary and to reflect the elimination of income from unconsolidated affiliate from the MGM MIRAGE and Mandalay historical financial statements. Purchase price adjustments related to recording the assets and liabilities of Monte Carlo at fair value are included in the pro forma adjustments. Monte Carlo is a partnership and therefore does not record a provision for income taxes. An adjustment to reflect an income tax provision on Monte Carlo’s income is included in pro forma adjustment (f) below.

(b) To eliminate intercompany payments from MGM MIRAGE to Monte Carlo related to the removal of service of the tram connecting Bellagio and Monte Carlo to facilitate the construction of the Bellagio expansion.

(c) To reflect adjustments to depreciation and amortization related to the recognition of depreciable property and equipment at fair value and the recognition of definite-lived intangible assets in the preliminary purchase price allocation.

(d) To reflect adjustments to the value of Mandalay’s investments in unconsolidated affiliates other than Monte Carlo, and the related impact on amounts recorded as income from unconsolidated affiliates.

(e) To reflect the pro forma interest expense resulting from the merger. For purposes of the pro forma calculations, we assumed that:

•	The $330 million outstanding under Mandalay’s bank credit facility at April 31, 2004 is refinanced;

•	The $141 million outstanding under Mandalay’s capital lease facility at April 31, 2004 is refinanced;

•	We borrow $6.0 billion to refinance such Mandalay debt and finance the merger consideration.

We have assumed a mix of fixed rate and variable rate borrowings, with an assumed weighted average interest rate of 6.0% (variable rate debt based on LIBOR at March 31, 2004). A 0.125% change in the estimated interest rate would result in a $7.5 million change in annual pro forma interest expense. The pro forma interest expense reflects the interest on the new borrowings and amortization of debt issuance costs related to the new borrowings, offset by reductions for the actual historical interest for the Mandalay debt assumed to be refinanced and the amortization of the premium recorded resulting from recording the Mandalay debt expected in the transaction at fair value.

(f) To reflect the tax effect of the pro forma adjustments at the 35% statutory rate. Also included in this amount is an adjustment to reflect an income tax provision on Monte Carlo’s income at the 35% statutory rate. See also pro forma adjustment (a) above.

(g) To reflect 50% of the net increase in value of Monte Carlo’s property and equipment.

(h) To reflect the net increase in value of Mandalay’s property and equipment.

(i) To eliminate the historical investments in Monte Carlo of MGM MIRAGE and Mandalay.

(j) To reflect the estimated goodwill resulting from the allocation of the purchase price to the fair value of assets acquired and liabilities assumed.

(k) To reflect the write-off of Mandalay’s historical goodwill.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(l) To reflect the intangible assets arising from the transaction.

(m) To reflect the write-off of Mandalay’s historical deferred financing costs.

(n) To reflect adjustments to the amounts recorded for Mandalay’s Supplemental Executive Retirement Program (“SERP”). In purchase accounting, the pension liability is adjusted to equal the projected benefit obligation, and all other amounts related to the SERP are written off. These adjustments also include an adjustment to reflect the required additional funding of the life insurance contracts on SERP participants in the case of a change in control, included in deposits and other assets.

(o) To reflect the deferred tax effects of the pro forma adjustments.

(p) To reflect Mandalay’s long-term debt at fair value.

(q) To reflect the conversion of Mandalay’s $400 million of convertible debentures, due 2033, upon the closing of the transaction. Holders of the convertible debentures are entitled to merger consideration at $71 per share on a basis of 8,083,000 converted shares.

(r) To reflect the refinancing of amounts outstanding under Mandalay’s existing bank credit facility and capital lease facility.

(s) To reflect the issuance of new debt to finance the acquisition.

(t) To eliminate the historical equity balances of Mandalay and Monte Carlo.

4.	Cost Savings, Merger-related Charges, and Disposals of Long-lived Assets

      The unaudited pro forma condensed combined financial statements do not reflect any cost savings of duplicative departments and redundant infrastructure, the benefit of operational efficiencies, or the benefit of revenue enhancements which may be achieved after the Mandalay acquisition.

      The unaudited pro forma condensed combined financial statements do not reflect any restructuring or other merger-related charges and liabilities resulting from possible actions taken as a result of the integration of Mandalay, such as certain exit activities, contract terminations or severance. We have not finalized any such plans and any charges related to such actions may be material.

      The unaudited pro forma condensed combined financial statements do not reflect any disposals of long-lived assets. We do not currently intend to dispose of any operating casino resorts, except for our required disposal of one of the casino resorts in Detroit, Michigan. We may dispose of other long-lived assets, such as undeveloped land or certain corporate assets, such as airplanes, but no assurance can be give as to if and when such disposals will occur.

REGULATION AND LICENSING

Nevada Gaming Regulation

      The ownership and operation of casino gaming facilities in Nevada are subject to the Nevada Gaming Control Act and the related regulations and various local regulations. The gaming operations of MGM MIRAGE in Nevada are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board.

      The laws, regulations and supervisory procedures of the Nevada gaming authorities are based upon declarations of public policy that are concerned with, among other things:

•	the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

•	the establishment and maintenance of responsible accounting practices and procedures;

•	the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

•	providing reliable record keeping and requiring the filing of periodic reports with the Nevada gaming authorities;

•	the prevention of cheating and fraudulent practices; and

•	providing a source of state and local revenues through taxation and licensing fees.

      Any change in such laws, regulations and procedures could have an adverse effect on our gaming operations.

      MGM Grand Hotel, LLC, dba MGM Grand Hotel/ Casino, New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino, The Primadonna Company, LLC, dba Primm Valley Resort, Buffalo Bill’s and Whiskey Pete’s, The Mirage Casino-Hotel, dba The Mirage, Bellagio, LLC, dba Bellagio, Treasure Island Corp., dba TI, Boardwalk Casino, Inc., dba Boardwalk Hotel and Casino, and Victoria Partners, dba the Monte Carlo (collectively referred to as the casino licensees), operate casinos and are required to be licensed by the Nevada gaming authorities. Each gaming license requires the periodic payment of fees and taxes and is not transferable. MGM Grand Hotel, New York-New York, The Primadonna Company and MGM MIRAGE Manufacturing Corp. are also licensed as manufacturers and distributors of gaming devices and the Boardwalk is licensed as a distributor of gaming devices. MGM MIRAGE and certain of our subsidiaries are also licensed as shareholders, members and/or managers of certain corporate and limited liability company casino licensees. Our subsidiary, MRGS Corp., is licensed as a 50% general partner of Victoria Partners, the joint venture with Mandalay Resort Group that owns and operates the Monte Carlo. MGM MIRAGE and Mirage are also each required to be registered by the Nevada Commission as publicly traded corporations and as such, each is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. No person may become a stockholder or member of, or receive any percentage of profits from the casino licensees, MGM MIRAGE Manufacturing or MRGS without first obtaining licenses and approvals from the Nevada gaming authorities. MGM MIRAGE, Mirage and the foregoing subsidiaries have obtained from the Nevada gaming authorities the various registrations, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

      The Nevada Commission may, in its discretion, require the holder of any debt security of MGM MIRAGE, including the new notes, to file an application and it may investigate any such holder to determine whether such holder is suitable to own such debt security. The applicant for a finding of suitability as the holder of such a debt security must pay all the costs of investigation incurred by the Nevada gaming authorities. If the Nevada Commission determines that such holder is unsuitable to own such debt security, then under the Nevada gaming laws we can be disciplined, including the loss of our approvals, if we without the prior approval of the Nevada Commission:

•	pay that person any dividend, interest or any distribution whatsoever;

•	allow that person to exercise, directly or indirectly, any voting right conferred through such debt securities held by that person;

•	pay remuneration in any form to that person; or

•	make any payment to such unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

      If any new notes are held in trust by an agent or by a nominee, the record holder of any new notes may be required to disclose the identity of the beneficial owner of any new notes to the Nevada Board and the Nevada Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner.

      We may not make a public offering of any securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On January 22, 2004, the Nevada Commission granted us prior approval to make public offerings for a period of 18 months, subject to certain conditions. However, the shelf approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. This offering of the new notes in this exchange offer is being made pursuant to the shelf approval. The shelf approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

      Such shelf approval includes prior approvals of the subsidiary guarantees being made by our corporate subsidiaries which are the subsidiary guarantors under the new notes. Likewise, such shelf approval includes prior approvals of restrictions on the transfer of the equity securities of our corporate subsidiaries licensed in Nevada and agreements not to encumber such equity securities, in each case in respect of the new notes.

      The pledge of the equity securities of the casino licensees, Mirage, MGM MIRAGE Manufacturing and MRGS by MGM MIRAGE as security for the new notes is anticipated to be approved by the Nevada Commission on July 29, 2004. However, such approval of the pledges does not include the additional regulatory approvals required to foreclose upon such pledges and the underlying equity interests of the casino licensees, Mirage, MGM MIRAGE Manufacturing and MRGS securing the new notes.

      For a more detailed description of the various Nevada gaming regulatory requirements applicable to us, see “Item 1. Business — Regulation and Licensing — Nevada Government Regulation” in MGM MIRAGE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Michigan Government Regulation and Taxation

      The Michigan Gaming Control and Revenue Act subjects the ownership and operation of casino gaming facilities to extensive state licensing and regulatory requirements. The Michigan Act also authorizes local regulation of casino gaming facilities by the City of Detroit, provided that any such local ordinances regulating casino gaming are consistent with the Michigan Act and rules promulgated to implement it.

      The Michigan Act creates the Michigan Gaming Control Board and authorizes it to grant casino licenses to not more than three applicants who have entered into development agreements with the City of Detroit. The Michigan Board is granted extensive authority to conduct background investigations and determine the suitability of casino license applicants, affiliated companies, officers, directors, or managerial employees of applicants and affiliated companies and persons or entities holding a one percent or greater direct or indirect interest in an applicant or affiliated company. Institutional investors holding less than certain specified amounts of debt or equity securities are exempted from meeting the suitability requirements of the Michigan

Act, provided such securities are issued by a publicly traded corporation, such as MGM MIRAGE, and the securities were purchased for investment purposes only and not for the purpose of influencing or affecting the affairs of the issuer. Any person who supplies goods or services to a casino licensee which are directly related to, used in connection with, or affect gaming, and any person who supplies other goods or services to a casino licensee on a regular and continuing basis, must obtain a supplier’s license from the Michigan Board. In addition, any individual employed by a casino licensee or by a supplier licensee whose work duties are related to or involved in the gambling operation or are performed in a restricted area or gaming area of a casino must obtain an occupational license from the Michigan Board.

      The Michigan Act imposes the burden of proof on the applicant for a casino license to establish its suitability to receive and hold the license. The applicant must establish its suitability as to integrity, moral character and reputation, business probity, financial ability and experience, responsibility, and other criteria deemed appropriate by the Michigan Board. A casino license is valid for a period of one year and the Michigan Board may refuse to renew it upon a determination that the licensee no longer meets the requirements for licensure.

      The Michigan Board may, among other things, revoke, suspend or restrict a casino license. Substantial fines or forfeiture of assets for violations of gaming or liquor control laws or rules may also be levied against a casino licensee. In the event that a casino license is revoked or suspended for more than 120 days, the Michigan Act provides for the appointment of a conservator who, among other things, is required to sell or otherwise transfer the assets of the casino licensee or former licensee to another person or entity who meets the requirements of the Michigan Act for licensure, subject to certain approvals and consultations.

      The Michigan Board has adopted administrative rules, which became effective on June 23, 1998, to implement the terms of the Michigan Act. Among other things, the rules impose more detailed substantive and procedural requirements with respect to casino licensing and operations. Included are requirements regarding such things as licensing investigations and hearings, record keeping and retention, contracting, reports to the Michigan Board, internal control and accounting procedures, security and surveillance, extensions of credit to gaming patrons, conduct of gaming, and transfers of ownership interests in licensed casinos. The rules also establish numerous Michigan Board procedures regarding licensing, disciplinary and other hearings, and similar matters. The rules have the force of law and are binding on the Michigan Board as well as on applicants for or holders of casino licenses.

      The Michigan Liquor Control Commission licenses, controls and regulates the sale of alcoholic beverages by the MGM Grand Detroit casino pursuant to the Michigan Liquor Control Act. The Michigan Act also requires that casinos sell and distribute alcoholic beverages in a manner consistent with the Michigan Liquor Control Act.

      The Detroit City Council enacted an ordinance entitled “Casino Gaming Authorization and Casino Development Agreement Certification and Compliance.” The ordinance authorizes casino gaming only by operators who are licensed by the Michigan Board and are parties to a development agreement which has been approved and certified by the City Council and is currently in effect, or are acting on behalf of such parties. The development agreement between MGM Grand Detroit, LLC, Detroit and the Economic Development Corporation of Detroit has been so approved and certified and is currently in effect. The ordinance requires each casino operator to submit to the Mayor of Detroit and to the City Council periodic reports regarding the operator’s compliance with its development agreement or, in the event of non-compliance, reasons for non-compliance and an explanation of efforts to comply. The ordinance requires the Mayor of Detroit to monitor each casino operator’s compliance with its development agreement, to take appropriate enforcement action in the event of default and to notify the City Council of defaults and enforcement action taken; and, if a development agreement is terminated, it requires the City Council to transmit notice of such action to the Michigan Board within five business days along with Detroit’s request that the Michigan Board revoke the relevant operator’s certificate of suitability or casino license. If a development agreement is terminated, the Michigan Act requires the Michigan Board to revoke the relevant operator’s casino license upon the request of Detroit.

      The administrative rules of the Michigan Board prohibit a casino licensee or a holding company or affiliate that has control of a casino licensee in Michigan from entering into a debt transaction affecting the capitalization or financial viability of its Michigan casino operation without prior approval from the Michigan Board. On October 14, 2003, the Michigan Board authorized MGM Grand Detroit, LLC to borrow under the Company’s credit facility for the purposes of financing the development of its permanent casino and the future expansion thereof, maintenance capital expenditures for its temporary and permanent casinos and the cost of renovating the temporary casino facility for adaptive re-use and/or sale following the completion of the permanent casino and to secure such borrowings with liens upon substantially all of its assets. In the same order, the Michigan Board authorized MGM Grand Detroit, Inc. to pledge its equity interest in MGM Grand Detroit, LLC to secure such borrowings.

      The Michigan Act effectively provides that each of the three casinos in Detroit shall pay a wagering tax equal to 18% of its adjusted gross receipts, to be paid 8.1% to Michigan and 9.9% to Detroit, an annual municipal service fee equal to the greater of $4 million or 1.25% of its adjusted gross receipts to be paid to Detroit to defray its cost of hosting casinos and an annual assessment, as adjusted based upon a consumer price index, in the initial amount of approximately $8.3 million to be paid by each casino to Michigan to defray its regulatory enforcement and other casino-related costs. These payments are in addition to the taxes, fees and assessments customarily paid by business entities situated in Detroit. The development agreement between it and Detroit also obligates MGM Grand Detroit, LLC to pay $34 million to Detroit, $10 million to Detroit’s Minority Business Development Fund and, from and after January 1, 2006, 1% of its adjusted gross receipts to Detroit, to be increased to 2% of its adjusted gross receipts in any calendar year in which they exceed $400 million.

Mississippi Government Regulation

      We conduct our Mississippi gaming operations through an indirect subsidiary, Beau Rivage Resorts, Inc., which owns and operates the Beau Rivage casino in the City of Biloxi, Mississippi. The ownership and operation of casino facilities in Mississippi are subject to extensive state and local regulation, but primarily the licensing and regulatory control of the Mississippi Gaming Commission and the Mississippi State Tax Commission.

      The Mississippi Gaming Control Act, which legalized dockside casino gaming in Mississippi, was enacted on June 29, 1990. Although not identical, the Mississippi Act is similar to the Nevada Gaming Control Act. Effective October 29, 1991, the Mississippi Gaming Commission adopted regulations in furtherance of the Mississippi Act which are also similar in many respects to the Nevada gaming regulations.

      The laws, regulations and supervisory procedures of Mississippi and the Mississippi Gaming Commission seek to:

•	prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity;

•	establish and maintain responsible accounting practices and procedures;

•	maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing reliable record keeping and making periodic reports to the Mississippi Gaming Commission;

•	prevent cheating and fraudulent practices;

•	provide a source of state and local revenues through taxation and licensing fees; and

•	ensure that gaming licensees, to the extent practicable, employ Mississippi residents.

      The regulations are subject to amendment and interpretation by the Mississippi Gaming Commission. Changes in Mississippi law or the regulations or the Mississippi Gaming Commission’s interpretations thereof may limit or otherwise materially affect the types of gaming that may be conducted, and could have a material adverse effect on us and our Mississippi gaming operations.

      The Mississippi Act provides for legalized dockside gaming at the discretion of the 14 counties that either border the Gulf Coast or the Mississippi River, but only if the voters in such counties have not voted to prohibit gaming in that county. As of July 1, 2004, dockside gaming was permissible in nine of the 14 eligible counties in the state and gaming operations had commenced in Adams, Coahoma, Hancock, Harrison, Tunica, Warren and Washington counties. Under Mississippi law, gaming vessels must be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River, or in the waters of the State of Mississippi lying south of the state in eligible counties along the Mississippi Gulf Coast. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. There are no limitations on the number of gaming licenses which may be issued in Mississippi. The legal age for gaming in Mississippi is 21.

      Beau Rivage Resorts and Beau Rivage Distribution Corp., a subsidiary of Beau Rivage Resorts, are subject to the licensing and regulatory control of the Mississippi Gaming Commission. Beau Rivage Resorts is licensed as a Mississippi gaming operator, and BRDC is licensed as a Mississippi distributor of gaming devices. Gaming licenses require the periodic payment of fees and taxes and are not transferable. Gaming licenses are issued for a maximum term of three years and must be renewed periodically thereafter. Beau Rivage Resorts received its Mississippi gaming license on June 20, 1996 and a renewal on June 21, 1998. BRDC received its Mississippi distributor’s license on August 20, 1998. On May 18, 2000, the Mississippi Gaming Commission renewed the licenses of both Beau Rivage Resorts and BRDC for terms of three years each, effective June 22, 2000. On May 21, 2003, the MGC renewed the licenses of Beau Rivage Resorts and BRDC effective June 23, 2003 through June 22, 2006.

      On May 18, 2000, the Mississippi Gaming Commission registered MGM MIRAGE under the Mississippi Act as a publicly traded holding company of Beau Rivage Resorts and BRDC. As a registered publicly traded corporation, MGM MIRAGE is subject to the licensing and regulatory control of the Mississippi Gaming Commission, and is required periodically to submit detailed financial, operating and other reports to the Mississippi Gaming Commission and furnish any other information which the Mississippi Gaming Commission may require. If MGM MIRAGE is unable to satisfy the registration requirements of the Mississippi Act, MGM MIRAGE and licensed subsidiaries thereof cannot own or operate gaming facilities in Mississippi. Beau Rivage Resorts and BRDC are also required periodically to submit detailed financial, operating and other reports to the Mississippi Gaming Commission and the Mississippi State Tax Commission and to furnish any other information required thereby. No person may become a stockholder of or receive any percentage of profits from a licensed subsidiary of a holding company without first obtaining licenses and approvals from the Mississippi Gaming Commission.

      Certain of our officers, directors and employees must be found suitable or be licensed by the Mississippi Gaming Commission. We believe that we have applied for all necessary findings of suitability with respect to these persons, although the Mississippi Gaming Commission, in its discretion, may require additional persons to file applications for findings of suitability. In addition, any person having a material relationship or involvement with us may be required to be found suitable, in which case those persons must pay the costs and fees associated with the investigation.

      We may be required to disclose to the Mississippi Gaming Commission upon request the identities of the holders of any debt or other securities. In addition, under the Mississippi Act, the Mississippi Gaming Commission may, in its discretion:

•	require holders of debt securities of registered corporations to file applications;

•	investigate the holders; and

•	require the holders to be found suitable to own the debt securities.

      Although the Mississippi Gaming Commission generally does not require the individual holders of obligations such as new notes to be investigated and found suitable, the Mississippi Gaming Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the

Mississippi Gaming Commission in connection with the investigation. A finding of suitability requires submission of detailed personal financial information followed by a thorough investigation. There can be no assurance that a person who is subject to a finding of suitability will be found suitable by the Mississippi Gaming Commission. The Mississippi Gaming Commission may deny an application for a finding of suitability for any cause that it deems reasonable. Findings of suitability must be periodically renewed.

      If any of our securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Gaming Commission. A failure to make that disclosure may be grounds for finding the record holder unsuitable. We must also render maximum assistance in determining the identity of the beneficial owner.

      Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Gaming Commission may be found unsuitable. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of our debt securities beyond the time that the Mississippi Gaming Commission prescribes, may be guilty of a misdemeanor. We will be subject to disciplinary action if, after receiving notice that a person is unsuitable to be a holder of its debt securities, we:

•	pay the unsuitable person any dividend, interest or other distribution whatsoever;

•	recognize the exercise, directly or indirectly, or any voting rights conferred through such debt securities held by the unsuitable person;

•	pay the unsuitable person any remuneration in any form, except in limited and specific circumstances; or

•	make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

      The Mississippi Act requires that the certificates representing securities of a registered publicly traded corporation bear a legend to the general effect that the securities are subject to the Mississippi Act and the regulations of the Mississippi Gaming Commission. On May 18, 2000, the Mississippi Gaming Commission granted us a waiver of this legend requirement. The Mississippi Gaming Commission has the power to impose additional restrictions on us and the holders of our securities at any time.

      Substantially all loans, leases, sales of securities and similar financing transactions by a licensed gaming subsidiary must be reported to or approved by the Mississippi Gaming Commission. A licensed gaming subsidiary may not make a public offering of its securities, but may pledge or mortgage casino facilities if it obtains the prior approval of the Mississippi Gaming Commission. We may not make a public offering of our securities without the prior approval of the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for those purposes. The approval, if given, does not constitute a recommendation or approval of the accuracy or adequacy of the prospectus or the investment merits of the securities subject to the offering. On September 24, 2003, the Mississippi Gaming Commission granted us a waiver of the prior approval requirement for our securities offerings for a period of two years, subject to certain conditions. The waiver may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Executive Director of the Mississippi Gaming Commission.

      Under the regulations of the Mississippi Gaming Commission, Beau Rivage Resorts and BRDC may not guarantee a security issued by MGM MIRAGE pursuant to a public offering, or pledge their assets to secure payment or performance of the obligations evidenced by such a security issued by MGM MIRAGE, without the prior approval of the Mississippi Gaming Commission. Similarly, MGM MIRAGE may not pledge the stock or other ownership interests of Beau Rivage Resorts or BRDC, nor may the pledgee of such ownership interests foreclose on such a pledge, without the prior approval of the Mississippi Gaming Commission. Moreover, restrictions on the transfer of an equity security issued by Beau Rivage Resorts or BRDC and agreements not to encumber such securities granted by MGM MIRAGE are ineffective without the prior approval of the Mississippi Gaming Commission. The waiver of the prior approval requirement for MGM

MIRAGE’s securities offerings received from the Mississippi Gaming Commission on September 24, 2003 includes a waiver of the prior approval requirement for such guarantees, pledges and restrictions of Beau Rivage Resorts and BRDC, subject to certain conditions.

      Neither MGM MIRAGE nor Beau Rivage Resorts may engage in gaming activities in Mississippi while MGM MIRAGE, Beau Rivage Resorts and/or persons found suitable to be associated with the gaming license of Beau Rivage Resorts conduct gaming operations outside of Mississippi without approval of the Mississippi Gaming Commission. The Mississippi Gaming Commission may require that it have access to information concerning MGM MIRAGE’s and its affiliates’ out-of-state gaming operations. Gaming operations in Nevada were approved when Beau Rivage Resorts was first licensed in Mississippi. MGM MIRAGE has received waivers of foreign gaming approval from the Mississippi Gaming Commission for the conduct of gaming operations in Michigan, New Jersey, Northern Territory (Australia), Mpumalanga and Gauteng Province — Republic of South Africa (where we no longer engage in gaming operations), California, New York, Colorado, Rhode Island, and the United Kingdom, and for cruises with Royal Caribbean Cruise Lines or Carnival Cruise Lines which originate from the United States or British Columbia, Canada, and may be required to obtain the approval or a waiver of such approval from the Mississippi Gaming Commission before engaging in any additional future gaming operations outside of Mississippi.

      The Mississippi Gaming Commission adopted a regulation in 1994 requiring as a condition of licensure or license renewal that a gaming establishment’s plan include a 500-car parking facility in close proximity to the casino complex and infrastructure facilities which will amount to at least 25% of the casino cost. Infrastructure facilities are defined in the regulation to include a hotel with at least 250 rooms, theme park, golf course and other similar facilities. With the opening of its resort hotel and other amenities, Beau Rivage Resorts is in compliance with this requirement. On January 21, 1999, the Mississippi Gaming Commission adopted an amendment to this regulation which increased the infrastructure requirement to 100% from the existing 25%; however, the regulation grandfathers existing licensees and applies only to new casino projects and casinos that are not operating at the time of acquisition or purchase, and would therefore not apply to Beau Rivage Resorts. In any event, the Beau Rivage would comply with such requirement.

New Jersey Government Regulation

      The ownership and operation of hotel-casino facilities and gaming activities in Atlantic City, New Jersey are subject to extensive state regulation under the New Jersey Casino Control Act and the regulations of the New Jersey Casino Control Commission and other applicable laws. The New Jersey Act also established the New Jersey Division of Gaming Enforcement to investigate all license applications, enforce the provisions of the New Jersey Act and regulations and prosecute all proceedings for violations of the New Jersey Act and regulations before the New Jersey Commission. In order to own or operate a hotel-casino property in New Jersey, a company must obtain a license or other approvals from the New Jersey Commission and obtain numerous other licenses, permits and approvals from other state as well as local governmental authorities.

      The New Jersey Commission has broad discretion regarding the issuance, renewal, revocation and suspension of casino licenses. The New Jersey Act and regulations concern primarily the good character, honesty, integrity and financial stability of casino licensees, their intermediary and holding companies, their employees, their security holders and others financially interested in casino operations; financial and accounting practices used in connection with casino operations; rules of games, levels of supervision of games and methods of selling and redeeming chips; manner of granting credit, duration of credit and enforceability of gaming debts; and distribution of alcoholic beverages.

      On June 11, 2003, the New Jersey Commission issued a casino license to Borgata and found MGM MIRAGE and certain of our wholly-owned subsidiaries and their then officers, directors, and 5% or greater shareholders suitable. On July 23, 2004, the New Jersey Commission renewed the casino license of Borgata for a one year term ending June 30, 2005, and again found MGM MIRAGE and certain of our wholly-owned subsidiaries and their then officers, directors, and 5% or greater shareholders suitable.

      The New Jersey Act further provides that each person who directly or indirectly holds any beneficial interest or ownership of the securities issued by a casino licensee or any of its intermediary or holding companies, those persons who, in the opinion of the New Jersey Commission, have the ability to control the casino licensee or its intermediary or holding companies or elect a majority of the board of directors of such companies, other than a banking or other licensed lending institution which makes a loan or holds a mortgage or other lien acquired in the ordinary course of business, lenders and underwriters of such companies are required to be qualified by the New Jersey Commission. However, with respect to a holding company such as MGM MIRAGE, a waiver of qualification may be granted by the New Jersey Commission, with the concurrence of the Director of the New Jersey Division, if the New Jersey Commission determines that such persons or entities are not significantly involved in the activities of a casino licensee and, in the case of security holders, do not have the ability to control MGM MIRAGE or elect one or more of its directors. There exists a rebuttable presumption that any person holding 5% or more of the equity securities of a casino licensee’s intermediary or holding company or a person having the ability to elect one or more of the directors of such a company has the ability to control the company and thus must obtain qualification from the New Jersey Commission.

      Notwithstanding this presumption of control, the New Jersey Act provides for a waiver of qualification for passive “institutional investors,” as defined by the New Jersey Act, if the institutional investor purchased publicly traded securities for investment purposes only and where such securities constitute less than 10% of the equity securities of a casino licensee’s holding or intermediary company or debt securities of a casino licensee’s holding or intermediary company representing a percentage of the outstanding debt of such company not exceeding 20% or a percentage of any issue of the outstanding debt of such company not exceeding 50%. The waiver of qualification is subject to certain conditions including, upon request of the New Jersey Commission, filing a certified statement that the institutional investor has no intention of influencing or affecting the affairs of the issuer, except that an institutional investor holding voting securities shall be permitted to vote on matters put to a vote of the holders of outstanding voting securities. Additionally, a waiver of qualification may also be granted to institutional investors holding a higher percentage of securities of a casino licensee’s holding or intermediary company upon a showing of good cause.

      The New Jersey Act requires the certificate of incorporation of a publicly traded holding company to provide that any securities of such a corporation are held subject to the condition that if a holder is found to be disqualified by the New Jersey Commission pursuant to the New Jersey Act, such holder shall dispose of his interest in such company. Accordingly, we amended our certificate of incorporation to provide that a holder of our securities must dispose of such securities if the holder is found disqualified under the New Jersey Act. In addition, we amended our certificate of incorporation to provide that we may redeem the stock of any holder found to be disqualified. The New Jersey Act also requires the certificate of incorporation of a non-publicly traded holding company to establish the right of the New Jersey Commission to prior approval of transfers of securities and other interests in the company. The certificates of incorporation of Mirage Resorts, Incorporated and MAC, CORP. contain such provisions.

      If the New Jersey Commission should find a security holder to be unqualified to be a holder of securities of a casino licensee or holding company, not only must the disqualified holder dispose of such securities but in addition, commencing on the date the New Jersey Commission serves notice upon such a company of the determination of disqualification, it shall be unlawful for the disqualified holder to:

•	receive any dividends or interest upon any such securities;

•	exercise, directly or through any trustee or nominee, any right conferred by such securities; or

•	receive any remuneration in any form from the licensee for services rendered or otherwise.

      If the New Jersey Commission should find a security holder to be unqualified to be a holder of securities of a casino licensee or holding company, the New Jersey Commission shall take any necessary action to protect the public interest, including the suspension or revocation of the casino license, except that if the disqualified person is the holder of securities of a publicly traded holding company, the New Jersey Commission shall not take action against the casino license if:

•	the holding company has the corporate charter provisions concerning divestiture of securities by disqualified owners required by the New Jersey Act;

•	the holding company has made good faith efforts, including the pursuit of legal remedies, to comply with any order of the New Jersey Commission; and

•	the disqualified holder does not have the ability to control the company or elect one or more members of the company’s board of directors.

      If the New Jersey Commission determines that a casino licensee has violated the New Jersey Act or regulations, or if any security holder of MGM MIRAGE or a casino licensee who is required to be qualified under the New Jersey Act is found to be disqualified but does not dispose of the securities, a casino licensee could be subject to fines or its license could be suspended or revoked. If a casino licensee’s license is revoked after issuance, the New Jersey Commission could appoint a conservator to operate and to dispose of the hotel-casino facilities operated by such casino licensee. Net proceeds of a sale by a conservator and net profits of operations by a conservator, at least up to an amount equal to a fair return on investment which is reasonable for casinos or hotels, would be paid to us.

      The New Jersey Act imposes an annual tax of 8% on gross casino revenues, as defined in the New Jersey Act, a 4.25% tax on the difference between the amount charged and the value of rooms, food, beverage or entertainment provided at no cost or a reduced price, a $3.00 tax per day on each occupied hotel room, a $3.00 parking tax per day and, through June 30, 2006, a 7.5% tax on “adjusted net income”, as defined in the New Jersey Act, subject to certain minimums and limitations. In addition, casino licensees are required to invest 1.25% of gross casino revenues for the purchase of bonds to be issued by the Casino Reinvestment Development Authority or make other approved investments equal to that amount. In the event the investment requirement is not met, the casino licensee is subject to a tax in the amount of 2.5% on gross casino revenues. The New Jersey Commission has established fees for the issuance or renewal of casino licenses and hotel-casino alcoholic beverage licenses and an annual license fee on each slot machine.

      In addition to compliance with the New Jersey Act and regulations relating to gaming, any property built in Atlantic City by us must comply with the New Jersey and Atlantic City laws and regulations relating to, among other things, the Coastal Area Facilities Review Act, construction of buildings, environmental considerations and the operation of hotels. Any changes to such laws or the laws regarding gaming could have an adverse effect on us.

Illinois Government Regulation

      Following the completion of the acquisition of Mandalay, MGM MIRAGE will be subject to the jurisdiction of the Illinois gaming authorities as a result of Mandalay’s 50% interest in Grand Victoria Riverboat Casino based in Elgin, Illinois (the “Grand Victoria”).

      In February 1990, the State of Illinois legalized riverboat gambling. The Illinois Riverboat Gambling Act (the “Illinois Act”) authorizes the five-member Illinois Gaming Board (the “Illinois Board”) to issue up to ten riverboat gaming owners’ licenses on navigable streams within or forming a boundary of the State of Illinois except for Lake Michigan and any waterway in Cook County, which includes Chicago. Pursuant to the initial Illinois Act, a licensed owner who holds greater than a 10% interest in one riverboat operation located in Illinois, could hold no more than a 10% interest in any other riverboat operation located in Illinois. In addition, the initial Illinois Act restricted the location of certain of the ten owners’ licenses. Four of the licenses were to be located on the Mississippi River, one license was to be at a location on the Illinois River south of Marshall County and one license had to be located on the Des Plaines River in Will County. The remaining licenses were not restricted as to location. Currently, nine owner’s licenses are in operation in Alton, Aurora, East Peoria, East St. Louis, Elgin, Metropolis, Rock Island and two licenses in Joliet. The tenth license, which was initially granted to an operator in East Dubuque, was not renewed by the Illinois Board and has been the subject of on-going litigation. The Illinois Board entered into a settlement agreement with the current operator pursuant to which the Illinois Board used a competitive bid process to select a new operator to acquire the entity that possesses the tenth license. The Illinois Board selected Isle of Capri as the winning bidder. Isle of Capri’s bid provides that it would locate its gaming operation in Rosemont, Illinois. The closing of this transaction is contingent upon the settlement of outstanding litigation, the Illinois Board finding Isle of Capri suitable for licensure and the Illinois Attorney General’s final approval of the settlement agreement between the Illinois Board and the current operator of the tenth license. The initial Illinois Act also provided that no gambling could be conducted while a riverboat was docked and included several provisions regarding the duration of each riverboat cruise and the manner in which the cruises were conducted.

      In June 1999, amendments to the Illinois Act were passed by the legislature and signed into law by the Governor. The amended Illinois Act redefined the conduct of gaming in Illinois. Pursuant to the amended Illinois Act, riverboats may conduct gambling without cruising and passengers can enter and leave a riverboat at any time. In addition, riverboats currently may be located upon any water within Illinois and not just navigable waterways. There is no longer any prohibition of a riverboat being located in Cook County. Riverboats are now defined as self-propelled excursion boats or permanently moored barges. The amended Illinois Act requires that only three, rather than four owner’s licenses, be located on the Mississippi River. The 10% ownership prohibition has also been removed. Therefore, subject to certain Illinois Board rules, individuals or entities could own more than one riverboat operation in Illinois.

      The amended Illinois Act also allows for the relocation of a riverboat home dock. A licensee that was not conducting riverboat gambling on January 1, 1998, may apply to the Illinois Board for renewal and approval of relocation to a new home dock and the Illinois Board shall grant the application and approval of the new home dock upon the licensee providing to the Illinois Board authorization from the new dockside community. It was pursuant to this particular provision of the amended Illinois Act that the former owner of the East Dubuque riverboat applied for relocation of its operation to Rosemont, and it is this license that was the subject of the recent competitive bid process. Any licensee that relocates in accordance with the provisions of the amended Illinois Act, must attain a level of at least 20% minority and female ownership at its gaming operation.

      The constitutionality of the relocation provisions of the amended Illinois Act was challenged. That lawsuit is currently pending before the Illinois Supreme Court. There is no assurance that the relocation provisions will be deemed constitutional. In 2003, the Illinois legislature passed and the Governor signed the 2003 amendments to the Illinois Act. The 2003 amendments provided, among other things, that the provisions of the Illinois Act are severable. Thus, regardless of the outcome of the lawsuit, it will not affect other sections of the amended Illinois Act.

      The Illinois Act strictly regulates the facilities, persons, associations and practices related to gaming operations. It grants the Illinois Board specific powers and duties, and all other powers necessary and proper to fully and effectively execute the Illinois Act for the purpose of administering, regulating and enforcing the system of riverboat gaming. The Illinois Board has authority over every person, association, corporation, partnership and trust involved in riverboat gaming operations in the State of Illinois.

      The Illinois Act requires the owner of a riverboat gaming operation to hold an owner’s license issued by the Illinois Board. Each owner’s license permits the holder to own up to two riverboats as part of its gaming operation, however, gaming participants are limited to 1,200 for any owner’s license. The number of gaming participants will be determined by the number of gaming positions available at any given time. Gaming positions are counted as follows:

•	positions for electronic gaming devices will be determined as 90% of the total number of devices available for play;

•	craps tables will be counted as having ten gaming positions; and

•	games utilizing live gaming devices, except for craps, will be counted as having five gaming positions.

      Each owner’s license initially runs for a period of three years. Thereafter, the license must be renewed annually. Under the amended Illinois Act, the Board may renew an owner’s license for up to four years. An owner licensee is eligible for renewal upon payment of the applicable fee and a determination by the Illinois Board that the licensee continues to meet all of the requirements of the Illinois Act and Illinois Board rules. The owner’s license for Grand Victoria was issued in October 1994 and was valid for three years. Since that time, the license has been renewed annually, and in October 2000, the license was renewed for four years. Mandalay has submitted to the Illinois Board its application to renew its license again in October 2004. An ownership interest in an owner’s license may not be transferred or pledged as collateral without the prior approval of the Illinois Board.

      Through the proposed merger with Mandalay, MGM MIRAGE intends to acquire control of Mandalay’s ownership interest in the entity that possesses the owner’s license in connection with the Grand Victoria. In addition, MGM MIRAGE intends to apply to the Illinois Board to become a “Key Person” (discussed below) in the operations at the Grand Victoria. Pursuant to the amended Illinois Act, which lifted the 10% ownership prohibition, the Illinois Board established certain rules to follow in deciding whether to approve direct or indirect ownership or control of an owner’s license. The Illinois Board must consider the impact of any economic concentration of the ownership or control. No direct or indirect ownership or control may be approved which will result in undue economic concentration of the ownership of a riverboat gambling operation in Illinois. Undue economic concentration means that a person or entity would have actual or potential domination of riverboat gambling in Illinois sufficient to:

•	substantially impede or suppress competition among holders of owner’s licenses;

•	adversely impact the economic stability of the riverboat casino industry in Illinois; or

•	negatively impact the purposes of the Illinois Act, including tourism, economic development, benefits to local communities and state and local revenues.

      The Illinois Board will consider the following criteria in determining whether the approval of the issuance, transfer or holding of a license will create undue economic concentration:

•	percentage share of the market presently owned or controlled by the person or entity;

•	estimated increase in the market share if the person or entity is approved to hold the owner’s license;

•	relative position of other persons or entities that own or control owner’s licenses in Illinois;

•	current and projected financial condition of the riverboat gaming industry;

•	current market conditions, including proximity and level of competition, consumer demand, market concentration and any other relevant characteristics of the market;

•	whether the license to be approved has separate organizational structures or other independent obligations;

•	potential impact on the projected future growth and development of the riverboat gambling industry, the local communities in which licenses are located and the State of Illinois;

•	barriers to entry into the riverboat gambling industry and if the approval of the license will operate as a barrier to new companies and individuals desiring to enter the market;

•	whether the approval of the license is likely to result in enhancing the quality and customer appeal of products and services offered by riverboat casinos in order to maintain or increase their respective market shares;

•	whether a restriction on the approval of the additional license is necessary in order to encourage and preserve competition in casino operations; and

•	any other relevant information.

      The Illinois Act does not limit the maximum bet or per patron loss. Minimum and maximum wagers on games are set by the holder of the owner’s license. Wagering may not be conducted with money or other negotiable currency. No person under the age of 21 is permitted to wager and wagers only may be received from a person present on the riverboat. With respect to electronic gaming devices, the payout percentage may not be less than 80% nor more than 100%.

      An admission tax is imposed on the owner of a riverboat operation. Under the 2003 amendments to the Illinois Act, the admission tax is $4.00 per person for an owner licensee that admitted 2,300,000 persons or fewer in the previous calendar year, and $5.00 per person for an owner licensee that admitted more than 2,300,000 persons in the previous calendar year (including Grand Victoria).

      Additionally, a wagering tax is imposed on the adjusted gross receipts, as defined in the initial Illinois Act, of a riverboat operation. As of July 1, 2003, pursuant to the 2003 amendments the wagering tax was increased as follows:

•	15% of adjusted gross receipts up to and including $25 million;

•	27.5% of adjusted gross receipts in excess of $25 million but not exceeding $37.5 million;

•	32.5% of adjusted gross receipts in excess of $37.5 million but not exceeding $50 million;

•	37.5% of adjusted gross receipts in excess of $50 million but not exceeding $75 million;

•	45% of adjusted gross receipts in excess of $75 million but not exceeding $100 million;

•	50% of adjusted gross receipts in excess of $100 million but not exceeding $250 million; and

•	70% of adjusted gross receipts in excess of $250 million.

      The wagering tax as outlined in the 2003 amendments shall no longer be imposed beginning on the earlier of (i) July 1, 2005; (ii) the first date after the effective date of the 2003 amendments to the Illinois Act that riverboat gambling operations are conducted pursuant to the dormant tenth license or (iii) the first day that riverboat gambling operations are conducted under the authority of an owners license that is in addition to the 10 owners licenses authorized by the Illinois Act. The wagering tax will rollback to the rates in effect prior to the 2003 amendments.

      The owner licensee is required, on a daily basis, to wire the wagering tax payment to the Illinois Board.

      In addition to owner’s licenses, the Illinois Board also requires licensing for all vendors of gaming supplies and equipment and for all employees of a riverboat gaming operation. The Illinois Board is authorized to conduct investigations into the conduct of gaming and into alleged violations of the Illinois Act and the Illinois Board rules. Employees and agents of the Illinois Board have access to and may inspect any facilities relating to the riverboat gaming operation.

      A holder of any license is subject to imposition of fines, suspension or revocation of such license, or other action for any act or failure to act by himself or his agents or employees, that is injurious to the public health, safety, morals, good order and general welfare of the people of the State of Illinois, or that would discredit or tend to discredit the Illinois gaming industry or the State of Illinois. Any riverboat operations not conducted in compliance with the Illinois Act may constitute an illegal gaming place and consequently may be subject to criminal penalties, including possible seizure, confiscation and destruction of illegal gaming devices and seizure and sale of riverboats and dock facilities to pay any unsatisfied judgment that may be recovered and any unsatisfied fine that may be levied. The Illinois Act also provides for civil penalties, equal to the amount of gross receipts derived from wagering on the gaming, whether unauthorized or authorized, conducted on the day of any violation. The Illinois Board may revoke or suspend licenses, as the Illinois Board may see fit and in compliance with applicable laws of the State of Illinois regarding administrative procedures and may suspend an owner’s license, without notice or hearing, upon a determination that the safety or health of patrons or employees is jeopardized by continuing a riverboat’s operation. The suspension may remain in effect until the Illinois Board determines that the cause for suspension has been abated and it may revoke the owner’s license upon a determination that the owner has not made satisfactory progress toward abating the hazard.

      If the Illinois Board has suspended, revoked or refused to renew the license of an owner or if a riverboat gambling operation is closing and the owner is voluntarily surrendering its owner’s license, the Illinois Board may petition the local circuit court in which the riverboat is situated for appointment of a receiver. The circuit court shall have sole jurisdiction over any and all issues pertaining to the appointment of a receiver. The

Illinois Board shall specify the specific powers, duties and limitations for the receiver, including but not limited to the authority to:

•	hire, fire, promote and discipline personnel and retain outside employees or consultants;

•	take possession of any and all property, including but not limited to its books, records, papers;

•	preserve and/or dispose of any and all property;

•	continue and direct the gaming operations under the monitoring of the Board;

•	discontinue and dissolve the operation;

•	enter into and cancel contracts;

•	borrow money and pledge, mortgage or otherwise encumber the property;

•	pay all secured and unsecured obligations;

•	institute or define actions by or on behalf of the holder of an Owner’s license; and

•	distribute earnings derived from gaming operations in the same manner as admission wagering taxes are distributed under Sections 12 and 13 of the Illinois Act.

      The Illinois Board shall submit at least three nominees to the court. The nominees may be individuals or entities selected from an Illinois Board approved list of pre-qualified receivers who meet the same criteria for a finding of preliminary suitability for licensure under Illinois Board rules. In the event that the Illinois Board seeks the appointment of a receiver on a emergency basis, the Illinois Board shall issue a temporary operating permit to the receiver appointed by the court. A receiver, upon appointment by the court, shall before assuming his or her duties, execute and post the same bond as an owner’s licensee pursuant to the Illinois Act.

      The receiver shall function as an independent contractor, subject to the direction of the court. However, the receiver shall also provide to the Illinois Board regular reports and provide any information deemed necessary for the Illinois Board to ascertain the receiver’s compliance with all applicable rules and laws. From time to time, the Illinois Board may, at its sole discretion, report to the court on the receiver’s level of compliance and any other information deemed appropriate for disclosure to the court. The term and compensation of the receiver shall be set by the court. The receiver shall provide to the court and the Illinois Board at least 30 days written notice of any intent to withdraw from the appointment or to seek modification of the appointment. Except as otherwise provided by action to the Illinois Board the gaming operation shall be deemed a licensed operation subject to all rules of the Illinois Board during the tenure of any receivership.

      The Illinois Board requires that a “Key Person” of an owner licensee submit a Personal Disclosure or Business Entity Form and be investigated and approved by the Illinois Board. MGM MIRAGE intends to apply to the Illinois Board to become a Key Person of the owner licensee that operates the Grand Victoria. The Illinois Board shall certify for each applicant for or holder of an owner’s license each position, individual or Business Entity that is to be approved by the Board and maintain suitability as a Key Person.

      With respect to an applicant for or the holder of an owner’s license, a Key Person shall include:

•	any Business Entity and any individual with an ownership interest or voting rights of more than 5% in the licensee or applicant and the trustee of any trust holding such ownership interest or voting rights;

•	the directors of the licensee or applicant and its chief executive officer, president and chief operating officer or their functional equivalents; and

•	all other individuals or Business Entities that, upon review of the applicant’s or licensees Table of Organization, Ownership and Control the Board determines hold a position or a level of ownership, control or influence that is material to the regulatory concerns and obligations of the Illinois Board for the specified licensee or applicant.

      In order to assist the Illinois Board in its determination of Key Persons, applicants for or holders of an owner’s license must provide to the Illinois Board a Table of Organization, Ownership and Control (the

“Table”). The Table must identify in sufficient detail the hierarchy of individuals and Business Entities that, through direct or indirect means, manage, own or control the interest and assets of the applicant or licensee holder. If a Business Entity identified in the Table is a publicly traded company, the following information must be provided in the Table:

•	the name and percentage of ownership interest of each individual or Business Entity with ownership of more than 5% of the voting shares of the entity, to the extent this information is known or contained in Schedule 13D or 13G SEC filings;

•	to the extent known, the names and percentage of interest of ownership of persons who are relatives of one another and who together (as individuals or through trusts) exercise control over or own more than 10% of the voting shares of the entity; and

•	any trust holding more than 5% ownership or voting interest in the entity, to the extent this information is known or contained in Schedule 13D or 13G SEC filings.

      The Table may be disclosed under the Freedom of Information Act.

      Each owner licensee must provide a means for the economic disassociation of a Key Person in the event such economic disassociation is required by an order of the Illinois Board. Based upon findings from an investigation into the character, reputation, experience, associations, business probity and financial integrity of a Key Person, the Illinois Board may enter an order upon the licensee or require the economic disassociation of the Key Person.

      Furthermore, each applicant or owner licensee must disclose the identity of every person, association, trust or corporation having a greater than 1% direct or indirect pecuniary interest in an owner licensee or in the riverboat gaming operation with respect to which the license is sought. The Illinois Board also may require an applicant or owner licensee to disclose any other principal or investor and require the investigation and approval of these individuals.

      The Illinois Board (unless the investor qualifies as an institutional investor) requires a Personal Disclosure Form or a Business Entity Form from any person or entity who or which, individually or in association with others, acquires directly or indirectly, beneficial ownership of more than 5% of any class of voting securities or non-voting securities convertible into voting securities of a publicly-traded corporation which holds an ownership interest in the holder of an owner’s license. If the Illinois Board denies an application for such a transfer and if no hearing is requested, the applicant for the transfer of ownership interest must promptly divest those shares in the publicly-traded parent corporation. The holder of an owner’s license would not be able to distribute profits to a publicly-traded parent corporation until such shares have been divested. If a hearing is requested, the shares need not be divested and profits may be distributed to a publicly-held parent corporation pending the issuance of a final order from the Illinois Board.

      An institutional investor that individually or jointly with others, cumulatively acquires, directly or indirectly, 5% or more of any class of voting securities of a publicly-traded licensee or a licensee’s publicly-traded parent corporation shall, within no less than ten days after acquiring these securities, notify the Administrator of the Illinois Board of such ownership and shall provide any additional information as may be required. If an institutional investor (as specified above) acquires 10% or more of any class of voting securities of a publicly-traded licensee or a licensee’s publicly-traded parent corporation it shall file an Institutional Investor Disclosure Form within 45 days after acquiring this level of ownership interest. The owner licensee shall notify the Administrator as soon as possible after it becomes aware that it or its parent is involved in an ownership acquisition by an institutional investor. The institutional investor also has an obligation to notify the Administrator of its ownership interest.

      In addition to Institutional Investor Disclosure Forms, certain other forms may be required to be submitted to the Illinois Board. An owner-licensee must submit a Marketing Agent Form to the Illinois Board for each Marketing Agent with whom it intends to do business. A Marketing Agent is a person or entity, other than a junketeer or an employee of a riverboat gaming operation, who is compensated by the riverboat gaming operation in excess of $100 per patron per trip for identifying and recruiting patrons. Key Persons of owner-

licensees must submit Trust Identification Forms for trusts, excluding land trusts, for which they are a grantor, trustee or beneficiary each time such a trust relationship is established, amended or terminated.

      Applicants for and holders of an owner’s license are required to obtain formal approval from the Illinois Board for changes in the following areas:

•	Key Persons;

•	type of entity;

•	equity and debt capitalization of the entity;

•	investors and/or debt holders;

•	source of funds;

•	applicant’s economic development plan;

•	riverboat capacity or significant design change;

•	gaming positions;

•	anticipated economic impact; or

•	agreements, oral or written, relating to the acquisition or disposition of property (real or personal) of a value greater than $1 million.

      A holder of an owner’s license is allowed to make distributions to its stockholders only to the extent that the distribution would not impair the financial viability of the gaming operation. Factors to be considered by the licensee will include but not be limited to the following:

•	cash flow, casino cash and working capital requirements;

•	debt service requirements, obligations and covenants associated with financial instruments;

•	requirements for repairs and maintenance and capital improvements;

•	employment or economic development requirements of the Act; and

•	a licensee’s financial projections.

      The Illinois Board has implemented a Voluntary Self-Exclusion Policy whereby a person who acknowledges that he/she has a gambling problem may self-identify and self-exclude himself or herself from an Illinois riverboat. The Illinois Board has prescribed procedures that owner licensees must follow in order to implement this self-exclusion program.

      The Illinois Board may waive any licensing requirement or procedure provided by rule if it determines that the waiver is in the best interests of the public and the gaming industry. Also, the Illinois Board may, from time to time, amend or change its rules.

      From time to time, various proposals have been introduced in the Illinois legislature that, if enacted, would affect the taxation, regulation, operation or other aspects of the gaming industry. Some of this legislation, if enacted, could adversely affect the gaming industry. No assurance can be given whether such or similar legislation will be enacted.

      Uncertainty exists regarding the Illinois gambling regulatory environment due to limited experience in interpreting the Illinois Act.

THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

      We sold the old notes to certain initial purchasers on March 23, 2004. The initial purchasers then resold the old notes under an offering memorandum dated March 9, 2004 in reliance on Rule 144A and Regulation S under the Securities Act. On March 23, 2004, we entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we agreed to:

•	file a registration statement with the SEC relating to the exchange offer under the Securities Act no later than August 5, 2004;

•	use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before September 19, 2004;

•	commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC;

•	keep the exchange offer open for acceptance for at least 20 business days after notice of the exchange offer is mailed to holders of the old notes;

•	cause the exchange offer to be consummated on or before October 19, 2004;

•	use our best efforts to promptly issue new notes in exchange for all old notes that have been properly tendered for exchange prior to the expiration of the exchange offer; and

•	use our best efforts to keep the exchange offer registration statement effective until the closing of the exchange offer and thereafter until we have issued new notes in exchange for all old notes that have been properly tendered for exchange prior to the expiration of the exchange offer.

      In the registration rights agreement, we agreed to file a shelf registration statement if:

•	we are not permitted to effect the exchange offer under applicable law or applicable interpretations of law by the SEC staff;

•	for any reason, the exchange offer is not consummated by October 19, 2004;

•	any holder of old notes notifies us that it (1) is not entitled to participate in the exchange offer, (2) may not resell the new notes required by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for purposes of these resales or (3) is a broker-dealer and owns old notes acquired directly from us or one of our affiliates; or

•	the holders of a majority in aggregate principal amount of the old notes are not eligible to participate in the exchange offer and to receive new notes that they may resell to the public without volume restriction under the Securities Act and without similar restriction under applicable blue sky or state securities laws.

      If we are required to file a shelf registration statement, we must use our best efforts to file the shelf registration statement relating to the old notes on or before the 60th day after such filing obligation arises and to cause the shelf registration statement to be declared effective no later than the 180th day after the obligation to file the shelf registration statement arises.

      If the shelf registration statement is filed, we will use our best efforts to keep the shelf registration statement continuously effective, supplemented and amended until the second anniversary of the effective date of the shelf registration statement or a shorter period that will terminate when all the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or otherwise cease to be outstanding.

      A holder who sells old notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the prospectus and to deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the old notes copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. Such holder will be subject to some of the civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification and contribution obligations).

      The registration rights agreement requires us to pay the holders of the old notes additional interest if a registration default exists. A registration default will exist if:

•	we fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for such filing;

•	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

•	the exchange offer is required to be consummated under the registration rights agreement and is not consummated within the agreed upon period;

•	the shelf registration statement is declared effective but thereafter, during the period for which we are required to maintain the effectiveness of the shelf registration statement, it ceases to be effective or usable in connection with the resale of the new notes covered by the shelf registration statement; or

•	the exchange offer registration statement is declared effective but thereafter, during the period (365 days after the closing of the exchange offer) for which we have agreed to make this prospectus available to broker-dealers for use in connection with the resale of new notes, the exchange offer registration statement ceases to be effective (or we restrict the use of the prospectus included in the exchange offer registration statement).

      If a registration default exists, the interest rate of the old notes will be increased by 0.25% per year for the first 90-day period following the registration default. The interest rate will increase by an additional 0.25% per year at the beginning of each subsequent 90-day period (or portion thereof) until all registration defaults have been remedied. The interest rate may not be increased as a result of registration defaults by more than 1.00% per year. Following the cure of all registration defaults, the accrual of additional interest on the old notes will cease and the interest rate will revert to the original rate.

      The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreements is not complete and is subject to, and qualified by reference to, all of the provisions of the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus.

      If you participate in the exchange offer, you will, with limited exceptions, receive new notes that are freely tradeable and not subject to restrictions on transfer. You should read this prospectus under the heading “— Resales of the New Notes” for more information relating to your ability to transfer new notes.

      The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

Expiration Date; Extensions

      The expiration date of the exchange offer is                     , 2004 at 5:00 p.m., New York City time. We may extend the exchange offer in our sole discretion. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      We expressly reserve the right, in our sole and absolute discretion:

•	to delay accepting any old notes;

•	to extend the exchange offer;

•	if any of the conditions under “— Conditions of the Exchange Offer” have not been satisfied, to terminate the exchange offer; and

•	to waive any condition or otherwise amend the terms of the exchange offer in any manner.

      If the exchange offer is amended in a manner we deem to constitute a material change, we will promptly disclose the amendment to the registered holders of the old notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the exchange agent. We will also make a public announcement of the event. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to a national news service.

Terms of the Exchange Offer

      We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding old notes. We will accept for exchange any and all old notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under “— Conditions of the Exchange Offer.” Old notes may be tendered only in multiples of $1,000. Holders may tender less than the aggregate principal amount represented by their old notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered old notes or indicate this fact pursuant to the procedures for book-entry transfer described below.

      As of the date of this prospectus, $300.0 million in aggregate principal amount of the old notes were outstanding. Solely for reasons of administration, we have fixed the close of business on                     , 2004 as the record date for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the old notes (or such holder’s legal representative or attorney-in-fact) whose ownership is reflected in the records of U.S. Bank National Association, as registrar, or whose old notes are held of record by the depositary, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the old notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder is our “affiliate” (as defined in Rule 405 under the Securities Act).

      We will be deemed to have accepted validly tendered old notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes and for purposes of receiving the new notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

      Holders of old notes do not have appraisal or dissenters’ rights under applicable law or the indenture as a result of the exchange offer.

      Holders who tender their old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “— Fees and Expenses.”

      Neither our company nor our board of directors makes any recommendation to holders of old notes as to whether to tender any of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of old notes to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Conditions of the Exchange Offer

      You must tender your old notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer.

      Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any old notes, and we may terminate or amend the exchange offer if we are not permitted to effect the exchange offer under applicable law or any interpretation of applicable law by the staff of the SEC. If we determine in our sole discretion that any of these events or conditions has occurred, we may, subject to applicable law:

•	terminate the exchange offer and return all old notes tendered for exchange; or

•	waive any condition or amend the terms of the exchange offer.

      We expect that the above conditions will be satisfied. The above conditions are for our sole benefit and may be waived by us at any time in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights and each right will be deemed an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding upon all parties.

      The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered in the exchange offer.

Interest

      Each new note will bear interest from the most recent date to which interest has been paid or duly provided for on the old note surrendered in exchange for such new note or, if no interest has been paid or duly provided for on such old note, from February 27, 2004. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on their old notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on their old notes prior to the original issue date of the new notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on their old notes, and will be deemed to have waived the right to receive any interest on their old notes accrued from and after such interest payment date or, if no such interest has been paid or duly provided for, from and after February 27, 2004.

Procedures for Tendering Old Notes

      The tender of a holder’s old notes and our acceptance of old notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions of this prospectus and the letter of transmittal. Unless a holder tenders old notes according to the guaranteed delivery procedures or the book-entry procedures described below, the holder must transmit the old notes, together with a properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, to the exchange agent at its address before 5:00 p.m., New York City time, on the expiration date. The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the tendering holder. If delivery is by mail, we recommend delivery by registered mail, properly insured, with return receipt requested. Instead of delivery of mail, we recommend that each holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

      Any beneficial owner of the old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes in the exchange offer should contact that registered holder promptly and instruct that registered holder to tender on its behalf. If the beneficial owner wishes to tender directly, it must, prior to completing and executing the letter of transmittal and tendering old notes, make appropriate arrangements to register ownership of the old notes in its name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

      Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer before the expiration date. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal, properly completed and executed, with any required signature guarantees and any other required documents or an agent’s message (as described below), must in any case be delivered to and received by the exchange agent at its address on or before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

      DTC has confirmed that the exchange offer is eligible for DTC’s Automated Tender Offer Program. Accordingly, participants in DTC’s Automated Tender Offer Program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent.

      The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states:

•	that DTC has received an express acknowledgment from a participant in DTC’s Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation;

•	that the participant has received and agrees to be bound by the terms of the applicable letter of transmittal (or in the case of an agent’s message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

•	that we may enforce such agreement against that participant.

      Each signature on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Delivery Instructions”; or

•	for the account of an eligible institution (as described below).

      If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized Medallion Signature Program (a “Medallion Signature Guarantor”). If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes surrendered for exchange must be endorsed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor. If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should sign in that capacity when signing. Such person must submit to us evidence satisfactory, in our sole discretion, of his or her authority to so act unless we waive such requirement.

      As used in this prospectus with respect to the old notes, a “registered holder” is any person in whose name the old notes are registered on the books of the registrar. An “eligible institution” is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Exchange Act.

      We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of old notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject old notes not properly tendered and to reject any old notes if acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes at any time, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

      Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such period of time as we determine. Neither our company nor the exchange agent is under any duty to give notification of defects in such tenders or will incur any liability for failure to give such notification. The exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of old notes for exchange but will not incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived.

      By tendering, you will represent to us that, among other things:

•	you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

•	you will acquire the new notes in the ordinary course of your business;

•	you are not a broker-dealer that acquired your old notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•	if you are a broker-dealer that acquired your new notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.

      In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

Guaranteed Delivery Procedures

      If you wish to tender your old notes and:

•	your old notes are not immediately available;

•	you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

•	you cannot complete the procedures for delivery by book-entry transfer on time;

you may tender your old notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

•	tender must be made by or through an eligible institution and a notice of guaranteed delivery must be signed by the holder;

•	on or before the expiration date, the exchange agent must receive from the holder and the eligible institution a properly completed and executed notice of guaranteed delivery by mail or hand delivery setting forth the name and address of the holder, the certificate number or numbers of the tendered old notes and the principal amount of tendered old notes; and

•	properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer or confirmation of a book-entry transfer of such old notes into the exchange agent’s account at DTC must be received by the exchange agent within four business days after the expiration date of the exchange offer.

      Any holder who wishes to tender old notes pursuant to the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to such old notes before 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

      Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes will be delivered promptly after acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes when, as and if we have given notice to the exchange agent.

Withdrawal Rights

      Tenders of the old notes may be withdrawn by delivery of a written or facsimile transmission notice to the exchange agent at its address set forth under “— The Exchange Agent; Assistance” at any time before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which old notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, executed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor, together with the other documents required upon transfer by the indenture; and

•	specify the name in which the old notes are to be re-registered, if different from the person who deposited the old notes.

      All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost as soon as practicable after withdrawal. Properly withdrawn old notes may be retendered pursuant to the procedures described under “ — Procedures for Tendering Old Notes” at any time on or before the expiration date.

The Exchange Agent; Assistance

      U.S. Bank National Association is the exchange agent. All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

      By Regular, Registered or Certified Mail, By Overnight Courier or By Hand:

U.S. Bank National Association

      Attn: Specialized Finance
      60 Livingston Avenue
      St. Paul, MN 55107-2292

      To Confirm by Telephone or for Information:

      (800) 934-6802

Fees and Expenses

      We will bear the expenses of soliciting old notes for exchange. The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of our company and our affiliates and by persons so engaged by the exchange agent.

      We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with its services and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer.

      We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to such tendering holder.

Consequences of Not Exchanging Old Notes

      As a result of this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Holders who do not tender their old notes, except for certain instances involving the initial purchasers or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferable new notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest. Accordingly, any holder who does not exchange its old notes for new notes will continue to hold the untendered old notes and will be entitled to all the rights and subject to all the limitations applicable under the indenture by which the old notes were issued, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer. Any old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities within the meaning of the Securities Act. In general, such old notes may be resold only:

•	to the company or any of our subsidiaries;

•	inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act;

•	inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” that, prior to such transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing certain representations and agreements relating to the restrictions on transfer of the new notes, the form of which letter can be obtained from the trustee;

•	outside the United States in compliance with Rule 904 under the Securities Act;

•	pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available; or

•	pursuant to an effective registration statement under the Securities Act.

Resales of the New Notes

      We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Although there has been no indication of any change in the staff’s position, we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as it has in its interpretive letters to third parties. Based on these interpretations by the staff, and except as provided below, we believe that new notes may be offered for resale, resold and otherwise transferred by a holder who participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act. In order to receive new notes that are freely tradeable, a holder must acquire the new notes in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act) of the new notes. Holders wishing to participate in the exchange offer must make the representations described in “— Procedures for Tendering Old Notes” above.

      Any holder of old notes:

•	who is our “affiliate” (as defined in Rule 405 under the Securities Act);

•	who did not acquire the new notes in the ordinary course of its business;

•	who is a broker-dealer that purchased old notes from us to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act; or

•	who intends to participate in the exchange offer for the purpose of distributing (within the meaning of the Securities Act) new notes;

will be subject to separate restrictions. Each holder in any of the above categories:

•	will not be able to rely on the interpretations of the staff of the Securities Act in the above-mentioned interpretive letters;

•	will not be permitted or entitled to tender old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old notes, unless such sale is made pursuant to an exemption from such requirements.

      If you are a broker-dealer, an “affiliate” of ours, or have an arrangement or understanding with any person to participate in, a distribution of the new notes issued in the exchange offer, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

      Each broker-dealer that receives new notes for its own account in exchange for old notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, may be deemed an “underwriter” with in the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. Each such broker-dealer that receives new notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of such new notes. For more detailed information, see “Plan of Distribution.”

      In addition, to comply with the securities laws of various jurisdictions, if applicable, the new notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations therein, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the jurisdictions as any holder of the new notes reasonably requests.

DESCRIPTION OF LONG TERM DEBT

      We have available to us a senior credit facility from a syndicate of banks led by Bank of America, N.A. (“BofA facility”). The BofA facility consists of (1) a $1.5 billion senior revolving credit facility which matures on November 24, 2008; and (2) a $1.0 billion senior term loan, which matures on November 24, 2008. The term loan amortizes by 20% over the final three years of the loan. We are able to reborrow amounts we have borrowed and subsequently repaid under the revolving credit facility. The BofA facility is available to refinance our existing debt, to finance capital improvements at our properties and for working capital, acquisitions, investments in qualified investments and repurchases of our own common stock. Interest on the BofA facility is based on the bank reference rate or Eurodollar rate. The facilities restrict our ability to sell any of Bellagio, The Mirage or MGM Grand Las Vegas.

      In addition to the BofA facility and $300.0 million in aggregate principal amount of the old notes, we also have outstanding the following notes issued by us in underwritten public offerings:

•	$300 million of 6.95% senior notes due February 2005;

•	$710 million of 9.75% senior subordinated notes due June 2007;

•	$200 million of 6.875% senior notes due February 2008;

•	$600 million of 6.0% senior notes due September 2009;

•	$825 million of 8.50% senior notes due September 2010; and

•	$400 million of 8.375% senior subordinated notes due February 2011.

•	$225 million of 5.875% senior notes due February 2014.

      In connection with the acquisition of Mirage Resorts, Incorporated, all of the outstanding senior notes and debentures issued by Mirage became our obligations. The Mirage notes and debentures are in various tranches as follows:

•	$176.4 million of 6.625% senior notes due February 2005;

•	$244.5 million of 7.25% senior notes due October 2006;

•	$180.4 million of 6.75% senior notes due August 2007;

•	$200.0 million of 6.75% senior notes due February 2008; and

•	$100.0 million of 7.25% senior debentures due August 2017.

      We and each of our material subsidiaries, including Mirage but excluding MGM Grand Detroit, LLC, our foreign subsidiaries and their U.S. holding companies which have no other assets or operations, are directly liable for or unconditionally guarantee the BofA facility, the senior notes, the Mirage notes and the senior subordinated notes. MGM Grand Detroit, LLC is a guarantor under the BofA facility, but only to the extent that the proceeds of borrowings under such facility are made available to MGM Grand Detroit, LLC. Our BofA facility, the senior notes and the Mirage notes are secured by substantially all of our assets other than assets of our foreign subsidiaries and their U.S. holding companies which have no other assets.

      Substantially all of our assets other than assets of our foreign subsidiaries and their U.S. holding companies which have no other assets and certain assets in use at MGM Grand Detroit are pledged as collateral for our senior notes, the Mirage notes and the BofA facility.

      We established a commercial paper program during 2001 that provides for the issuance, on a revolving basis, of up to $500 million of uncollateralized short-term notes. We are required to maintain credit availability under our senior credit facility equal to the outstanding principal amount of commercial paper borrowings. We do not have any outstanding commercial paper borrowings.

      Our long-term debt obligations contain certain customary covenants. We are required under the BofA facility to maintain a maximum leverage ratio (average debt to EBITDA, as defined) of 5.5:1, decreasing periodically to 5.0:1 by December 2005 and decreasing to 4.75:1 after December 2007. We are also required under the BofA facility to maintain a minimum coverage ratio (EBITDA to interest charges, as defined) of 2.75:1. As of March 31, 2004, our leverage and interest coverage ratios were 4.4:1 and 3.7:1, respectively.

      In 2001 and 2002, we entered into several interest rate swap agreements, designated as fair value hedges, which effectively converted a portion of our fixed rate debt to floating rate debt. By the second quarter of 2002, we had terminated all such interest rate swap agreements. Net payments totaling $11 million were received during 2001 and 2002 upon the termination of interest rate swap agreements. These amounts have added to the carrying value of the related debt obligations and are being amortized and recorded as a reduction of interest expense over the remaining life of that debt.

      In the third quarter of 2003, we entered into three interest rate swap agreements, designated as fair value hedges, which effectively converted $400 million of our fixed rate debt to floating rate debt. In March 2004, we terminated interest rate swap agreements, designated as fair value hedges, with total notional amounts of $200 million and entered into additional interest rate swap agreements, designated as fair value hedges, with total notional amounts of $100 million, leaving interest rate swap agreements with total notional amounts of $300 million as of March 31, 2004. At March 31, 2004, the fair value of the interest rate swap agreements was $6 million.

      Under the terms of these agreements, we make payments based on specified spreads over six-month LIBOR, and receive payments equal to the interest payments due on the fixed rate debt. The interest rate swap agreements qualify for the “shortcut method” allowed under Statement of Financial Accounting Standards No. 133, which allows an assumption of no ineffectiveness in the hedging relationship. As such, there is no income statement impact from changes in the fair value of the hedging instruments. Instead, the fair value of the instruments is recorded as an asset or liability on our balance sheet, with an offsetting adjustment to the carrying value of the related debt. We received $3 million upon termination of swap agreements in March 2004, which has been added to the carrying value of the related debt obligations and is being amortized and recorded as a reduction of interest expense over the remaining life of that debt.

      In connection with the pending acquisition of Mandalay, we may incur additional indebtedness to fund the merger consideration and to assume Mandalay’s then outstanding indebtedness. Please refer to the discussion on risk related to our outstanding and future indebtedness in “Risk Factors — Risks Related to the Exchange Offer and the New Notes — Our substantial indebtedness could adversely affect our operations and financial results and impair our ability to satisfy our obligations under the new notes.”

DESCRIPTION OF THE NEW NOTES

      You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the words “MGM MIRAGE” refer only to the single corporation MGM MIRAGE, a Delaware corporation, and not to any of its Subsidiaries.

      MGM MIRAGE will issue the 5.875% senior notes due February 27, 2014, under an indenture, dated February 27, 2004, among itself, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The new notes will be of the same class and series as the previously issued $225.0 million in aggregate principal amount of 5.875% senior notes due February 27, 2014 issued by MGM MIRAGE under the same indenture. The terms of the new notes include those provisions contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. We refer in this section to the $300.0 million in aggregate principal amount of 5.875% senior notes due 2014 offered in the exchange offer as the “new notes.”

      The following description is a summary of the material provisions of the indenture. This summary does not restate the indenture in its entirety. We urge you to read the indenture because the indenture, and not this description, defines your rights as a holder of the notes. Copies of the indenture may be obtained from MGM MIRAGE.

Ranking

      The new notes will be:

•	senior obligations of MGM MIRAGE that will be equal in right of payment to all other senior Indebtedness of MGM MIRAGE from time to time outstanding;

•	senior in right of payment to the $710 million 9.75% senior subordinated notes due 2007 of MGM MIRAGE and the $400 million 8.375% senior subordinated notes due 2011 of MGM MIRAGE, together referred to herein as the “Subordinated Notes,” and future Indebtedness that may be subordinated to the new notes;

•	guaranteed on a senior basis by each of the Subsidiaries of MGM MIRAGE other than Excluded Subsidiaries (see “— Subsidiary Guarantees” below);

•	secured by security interests in substantially all assets of MGM MIRAGE and its Subsidiaries, other than the Excluded Subsidiaries, equally and ratably with the BofA facility and the Existing Senior Notes and as long as the BofA facility and the Existing Senior Notes are so secured, subject, in the case of ownership interests in certain licensed Subsidiaries, to receipt of regulatory approvals (see “— Gaming Approvals” below); and

•	effectively subordinated to all Indebtedness of Excluded Subsidiaries.

      As of March 31, 2004, the Excluded Subsidiaries of MGM MIRAGE had total Indebtedness of approximately $10 million (excluding Indebtedness owed to MGM MIRAGE or any Subsidiary Guarantor).

      The indenture does not contain any limitation on the amount of Indebtedness of MGM MIRAGE or its Subsidiaries, but limits liens securing Indebtedness of MGM MIRAGE and the Subsidiary Guarantors to 15% of Consolidated Net Tangible Assets (unless the new notes are secured equally and ratably with such other Indebtedness and subject to other customary exceptions; see “Additional Covenants of MGM MIRAGE — Limitation on Liens” below).

Principal, Maturity and Interest

      The new notes will initially be $300.0 million in aggregate principal amount. We had previously issued $225.0 million in aggregate principal amount of 5.875% senior notes due 2014 under the indenture (the “February 2004 Notes”). The new notes will form a single class with the February 2004 notes. In addition, we may issue an unlimited amount of additional notes under the indenture from time to time after this exchange offer. We may create and issue additional notes with the same terms as the new notes so that the additional notes will form a single class with such new notes and the February 2004 Notes. MGM MIRAGE will issue the new notes in denominations of $1,000 and integral multiples of $1,000. The new notes will mature on February 27, 2014.

      Interest on the new notes will accrue at the rate of 5.875% per annum. Interest will be payable semiannually in arrears on February 27 and August 27 of each year until maturity. Interest on the new notes will accrue from February 27, 2004 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Subsidiary Guarantees

      MGM MIRAGE’s payment Obligations under the new notes will be jointly and severally guaranteed (the “Subsidiary Guarantees”) by each of the Subsidiaries of MGM MIRAGE other than the Excluded Subsidiaries (the “Subsidiary Guarantors”). As of the issue date, the Subsidiary Guarantors will include, among others, MGM Grand Hotel, LLC (which owns the MGM Grand Las Vegas), Mirage Resorts, Incorporated (which owns, among other properties, Bellagio and The Mirage), New York-New York Hotel and Casino, LLC (which owns New York-New York), Treasure Island Corp. (which owns TI), MGM Grand Detroit, Inc. (which owns 97% of MGM Grand Detroit, LLC, which in turn owns the MGM Grand Detroit casino), Beau Rivage Resorts, Inc. (which owns the Beau Rivage resort in Biloxi, Mississippi) and MAC, CORP. (which owns 50% of Marina District Development Holding Co., LLC, which in turn owns 100% of Marina District Development Company, LLC, the operator of Borgata). Upon the consummation of the acquisition of Mandalay by MGM MIRAGE, Mandalay and certain of its subsidiaries will become Subsidiary Guarantors. The Excluded Subsidiaries will include all non-U.S. Subsidiaries of MGM MIRAGE and such non-U.S. Subsidiaries’ U.S. holding companies. The Excluded Subsidiaries also include Victoria Partners, MGM Grand Detroit, LLC and its Subsidiaries (including MGM Grand Detroit II, LLC), MGMM Insurance Company and other subsidiaries that may from time to time become Excluded Subsidiaries under the indenture (if, among other conditions, such other subsidiaries are not guarantors of our other indebtedness and are not subject to any covenants in, or liens securing, the BofA facility or the Existing Senior Notes). MGM Grand Detroit, LLC is a guarantor under the BofA facility but such guarantee is limited to the amount of the proceeds of borrowings under the BofA facility made available to MGM Grand Detroit, LLC. The Subsidiary Guarantee of each Subsidiary Guarantor will be (i) senior in right of payment to the guarantees of the Subordinated Notes by the Subsidiary Guarantor and future Indebtedness of the Subsidiary Guarantor that may be subordinated to the new notes and (ii) equal or senior in right of payment with all other existing and future Indebtedness of the Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.

      On January 22, 2004, the Nevada Gaming Commission granted MGM MIRAGE prior approval to make public offerings for a period of 18 months, subject to certain conditions. This offering of the new notes in the exchange offer is being made pursuant to such shelf approval. The shelf approval includes prior approvals by the Nevada Gaming Commission of the Subsidiary Guarantees by Nevada-licensed corporate Subsidiaries of MGM MIRAGE. A waiver of similar approvals was obtained from the Mississippi Gaming Commission on September 24, 2003, with respect to the guarantees by the corporate Subsidiaries of MGM MIRAGE licensed in Mississippi. See “Regulation and Licensing — Nevada Gaming Regulation” and “Mississippi Government Regulation.”

      In addition to the Subsidiary Guarantors named in the indenture, the indenture will provide that, except for Excluded Subsidiaries, any existing or future Subsidiary of MGM MIRAGE shall become a Subsidiary Guarantor if such Subsidiary incurs any Indebtedness or if and for so long as such Subsidiary provides a guarantee in respect of Indebtedness of MGM MIRAGE.

      No Subsidiary Guarantor will be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation or other Person, whether or not affiliated with such Subsidiary Guarantor unless:

•	subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such

Subsidiary Guarantor under the Subsidiary Guarantee and the indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee; and

•	immediately after giving effect to such transaction, no Default or Event of Default exists.

      The indenture provides that in the event of (a) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or (b) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee, except in the event of a sale or other disposition to MGM MIRAGE, any other Subsidiary Guarantor or any Affiliate thereof.

Security

      The new notes and the Subsidiary Guarantees will be secured by liens on substantially all of the assets of MGM MIRAGE and the Subsidiary Guarantors. Also, the Collateral will not include certain real property parcels (not including any of our Principal Properties) until required lessor consents are obtained. In addition, the liens on assets of MAC, CORP. will not include a lien on its 50% ownership interest in Marina District Development Holding Company, LLC, owner of 100% of the ownership interests in Marina District Development Company, LLC, operator of Borgata.

      Pursuant to the Intercreditor Agreement, MGM MIRAGE and the Subsidiary Guarantors entered into security agreements, pledge agreements, deeds of trust, mortgages and certain other collateral agreements (collectively, the “Collateral Documents”) providing for liens on the Collateral to the Collateral Agent, for the benefit of the Creditor Representatives, initially securing the BofA facility and the Existing Senior Notes. MGM MIRAGE and the Subsidiary Guarantors will enter into amendments to the Collateral Documents to include the new notes and Subsidiary Guarantees in the obligations secured by liens on the Collateral granted to the Collateral Agent, for the benefit of the Trustee and the holders of the new notes. Such amendments will not be effective as to any Conditional Collateral unless and until the respective governmental consents for a lien on such ownership interests are obtained. The lien on assets of MGM Grand Detroit, LLC is limited to the BofA facility in the same way its guaranty is limited. The new notes and the guarantees may become unsecured, at our option, if the BofA facility and the Existing Senior Notes become unsecured and such security is not otherwise required under the Indenture.

      The Intercreditor Agreement provides that the Liens granted to the Collateral Agent are for the equal, ratable and pari passu benefit of the respective creditors under the BofA facility, the Existing Senior Notes and additional Indebtedness designated by MGM MIRAGE (which will include the new notes), irrespective of the time, order or manner of their attachment or perfection. In the event of (i) the bankruptcy, insolvency or other similar event with respect to MGM MIRAGE or its Subsidiaries with assets in excess of $100,000,000 (subject to certain exceptions), or (ii) an actual acceleration of any Indebtedness secured at any time by the Liens subject to the Intercreditor Agreement (each, a “Trigger Event”), then the Creditor Representative of any creditors asserting such Trigger Event may instruct the Collateral Agent to enforce the Liens. Holders of the new notes may not enforce the Liens. If the Collateral Agent is instructed by any Creditor Representative to enforce the Liens, the Creditor Representatives will form a committee to determine, and instruct the Collateral Agent with respect to, the order and manner in which the Collateral Agent’s remedies under the Liens are to be exercised. No creditors or Creditor Representatives may take any action to enforce the Liens for their own account, except in limited circumstances set forth in the Intercreditor Agreement. Under the Intercreditor Agreement, the collateral securing the new notes, and any proceeds of such collateral remaining after deduction of enforcement costs and certain other expenses, must be divided equally and ratably among the new notes, the BofA facility and the Existing Senior Notes (subject to certain limitations applicable to increases in the amount of such Indebtedness). Additional Indebtedness of MGM MIRAGE and the Subsidiary Guarantors may become included in the Indebtedness subject to the Intercreditor Agreement upon the satisfaction of certain conditions, including the delivery of a certificate of the chief financial officer of MGM MIRAGE stating that no Trigger Event has occurred and that MGM MIRAGE and the Subsidiary Guarantors are entitled to incur the additional Indebtedness under the terms of all of the documents constituting the Indebtedness then secured by the Liens.

      The right of the Collateral Agent to realize upon and sell the Collateral is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under such laws were to be commenced in respect of MGM MIRAGE or any Subsidiary Guarantor. Such laws may impose limitations or prohibitions on the exercise of rights and remedies under the Collateral Documents for a substantial or indefinite period of time. In any foreclosure sale, licensing requirements under the Nevada gaming laws may limit the number of potential bidders and may delay the sale of the Collateral, either of which could adversely affect the sale price of the Collateral. In addition, the sale, disposition or distribution of Collateral consisting of slot machines or other gaming devices is subject to the prior approval of the Nevada State Gaming Control Board. See “Regulation and Licensing — Nevada Gaming Regulation.” Similar restrictions apply under the gaming laws of other applicable states. During the pendency of any foreclosure proceeding, the Collateral Agent could seek the appointment of a receiver through a petition to the appropriate state court for the taking of possession of the Collateral. The receiver may be required to obtain the approval of Nevada Gaming Authorities or the gaming authorities of other applicable states to continue gaming operations until the foreclosure sale. In addition, under the Intercreditor Agreement, no foreclosure sale of any portion of the Collateral may be subject to credit bidding, unless all Creditor Representatives consent (not to be unreasonably withheld). If the Collateral Agent acquired the Collateral in a foreclosure sale, it may contract for the operation of the Collateral by an independent operator who would be required to comply with the licensing requirements and other restrictions imposed by the Nevada Gaming Authorities or other applicable gaming authorities, pursuant to an arrangement under which the holders of the new notes would not share in the profits or losses of gaming operations. In addition, if the Collateral Agent acquires and operates the Collateral, the Collateral Agent and the holders of the new notes will, if they share in the profits and losses, and may, in any event, be required to comply with the licensing requirements under Nevada or other gaming laws.

      At MGM MIRAGE’s option, the Existing Senior Notes and the BofA facility may become unsecured if MGM MIRAGE delivers notice to the Collateral Agent requesting such release and including letters from Moody’s and Standard & Poor’s indicating that MGM MIRAGE’s 6.95% senior notes due 2005 in the original aggregate principal amount of $300 million and MGM MIRAGE’s 6.875% senior notes due 2008 in the original aggregate principal amount of $200 million (collectively, the “1998 Notes”) and the BofA facility receive investment grade ratings from both such entities and that such release of Collateral will not result in a reduction below the respective rating issued by either such entity as of the date of issuance of the 1998 Notes, and letters from the Administrative Agents under the BofA facility confirming that the Liens securing the BofA facility will be released concurrently with the release of the Liens securing the Existing Senior Notes and the subsidiary guarantees relating thereto. The Existing Senior Notes and the BofA facility may also become unsecured if the 1998 Notes are repaid or defeased. In any such event (provided that no Default or Event of Default has then occurred and remains continuing and provided that no other notes or guarantees issued after the date of issuance of the February 2004 Notes are secured by the Collateral), the Liens securing the new notes and Subsidiary Guarantees will also be released. If thereafter the 1998 Notes remain outstanding and the unsecured credit rating assigned to the 1998 Notes by Standard & Poor’s or Moody’s is reduced below investment grade, MGM MIRAGE and the Subsidiary Guarantors may be required under the indenture governing the 1998 Notes, within 30 days (or at such later time as all requisite approvals of gaming authorities are obtained), to grant Liens on their respective assets and properties (excluding interests in the Excluded Subsidiaries) to secure the 1998 Notes, which would then result in requirements to grant such Liens to secure the other Existing Senior Notes, the new notes and the Subsidiary Guarantees related thereto, in accordance with the respective indentures under which they were issued, and to secure the BofA facility, in each case on an equal and ratable basis.

      Except as described under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus or “— Additional Covenants of MGM MIRAGE” below, the indenture does not contain any provisions that would afford holders of the new notes protection in the event of (i) a highly leveraged or similar transaction involving MGM MIRAGE or any of its Subsidiaries, or (ii) a reorganization, restructuring, merger or similar transaction involving MGM MIRAGE or any of its Subsidiaries that may adversely affect the holders of the new notes. In addition, subject to the limitations set forth under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus and under “— Additional Covenants of MGM MIRAGE” below, MGM MIRAGE or any of its Subsidiaries may, in the future, enter into certain transactions that would increase the amount of Indebtedness of MGM MIRAGE or its Subsidiaries or substantially reduce or eliminate the assets of MGM MIRAGE or its Subsidiaries, which may have an adverse effect on MGM MIRAGE’s ability to service its Indebtedness, including the new notes.

Optional Redemption

      The new notes are redeemable at our election, in whole or in part at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the new notes then outstanding; or

•	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the new notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the new notes to be redeemed.

      “Adjusted Treasury Rate” means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

      “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the new notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (“Remaining Life”).

      “Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

      “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

      “Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by us.

      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

      We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of new notes to be redeemed. If we elect to partially redeem the new notes, the trustee will select in a fair and appropriate manner the new notes to be redeemed.

      Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the new notes or portion thereof called for redemption.

Mandatory Redemption

      MGM MIRAGE will not be required to make any mandatory redemption or sinking fund payments in respect of the new notes.

Mandatory Disposition Pursuant to Gaming Laws

      Each holder, by accepting a note, shall be deemed to have agreed that if the gaming authority of any jurisdiction in which MGM MIRAGE or any of its Subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of new notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, MGM MIRAGE shall have the right, at its option:

•	to require such Person to dispose of its new notes or beneficial interest therein within 30 days of receipt of notice of MGM MIRAGE’s election or such earlier date as may be requested or prescribed by such gaming authority; or

•	to redeem such new notes, which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority, at a redemption price equal to:

(1) the lesser of:

(a) the Person’s cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; and

(b) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; or

(2) such other amount as may be required by applicable law or order of the applicable gaming authority.

      MGM MIRAGE shall notify the trustee in writing of any such redemption as soon as practicable. MGM MIRAGE shall not be responsible for any costs or expenses any holder of MGM MIRAGE new notes may incur in connection with its application for a license, qualification or a finding of suitability.

Additional Covenants of MGM MIRAGE

Limitation on Liens

      Other than as provided below under “— Exempted Liens and Sale and Lease-Back Transactions,” neither MGM MIRAGE nor any of the Subsidiary Guarantors may issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or on any evidences of Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Principal Property, Indebtedness, capital stock or ownership interests were acquired before or after the date of the indenture) without effectively providing that the new notes shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

(a) Liens existing on the date of original issuance of the February 2004 notes;

(b) Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary Guarantor or at the time it is merged into or consolidated with MGM MIRAGE or a Subsidiary Guarantor (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary Guarantor or such merger or consolidation and do not extend to or cover property of MGM MIRAGE or any Subsidiary Guarantor other than property of the entity so acquired or which becomes a Subsidiary Guarantor);

(c) Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the date hereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price of property acquired after the date hereof (provided that such Liens do not extend to or cover any property of MGM MIRAGE or any Subsidiary Guarantor other than the property so acquired);

(d) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness Incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

(e) Liens which secure Indebtedness of a Subsidiary of MGM MIRAGE to MGM MIRAGE or to a Subsidiary Guarantor or which secure Indebtedness of MGM MIRAGE to a Subsidiary Guarantor;

(f) Liens on the stock, partnership or other equity interest of MGM MIRAGE or Subsidiary Guarantor in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

(g) Liens to government entities, including pollution control or industrial revenue bond financing;

(h) Liens required by any contract or statute in order to permit MGM MIRAGE or a Subsidiary of MGM MIRAGE to perform any contract or subcontract made by it with or at the request of a governmental entity;

(i) mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business;

(j) Liens for taxes or assessments and similar charges;

(k) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; and

(l) any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (a) through (f).

      Notwithstanding the foregoing,

(a) if any of the Existing Senior Notes are hereafter secured by any Liens on any of the assets of MGM MIRAGE or any Subsidiary Guarantor, then MGM MIRAGE and each Subsidiary Guarantor shall, substantially concurrently with the granting of any such Liens, subject to all necessary gaming regulatory approvals, grant perfected Liens in the same collateral to secure the new notes, equally, ratably and on a pari passu basis. The Liens granted pursuant to this provision shall be (i) granted concurrently with the granting of any such Liens, and (ii) granted pursuant to instruments, documents and agreements which are no less favorable to the trustee and the holders of the new notes than those granted to secure the Existing Senior Notes. In connection with the granting of any such Liens, MGM MIRAGE and each Subsidiary Guarantor shall provide to the trustee (y) policies of title insurance on customary terms and conditions, to the extent that policies of title insurance on the corresponding property are provided to the holders of the Existing Senior Notes or their trustee (and in an insured amount that bears the same proportion to the principal amount of the outstanding new notes as the insured amount in the policies provided to the holders of the Existing Senior Notes bears to the aggregate outstanding amount thereof), and (z) legal opinions and other assurances as the trustee may reasonably request; and

(b) if MGM MIRAGE and the Subsidiary Guarantors become entitled to the release of all of the equal, ratable and pari passu Liens securing the BofA facility, the Existing Senior Notes and guarantees related thereto (and any other notes or guarantees issued after the date of issuance of the February 2004 Notes), and provided that no Default or Event of Default has then occurred and remains continuing, MGM MIRAGE and the Subsidiary Guarantors may in their sole discretion request that the Collateral Agent (or the Trustees and the Administrative Agents with respect to the BofA facility) release any Liens securing the new notes, the Existing Senior Notes and the BofA facility, and in such circumstances the Collateral Agent (or the trustee) shall so release such Liens.

Limitation on Sale and Lease-Back Transactions

      Other than as provided below under “— Exempted Liens and Sale and Lease-Back Transactions,” neither MGM MIRAGE nor any Subsidiary Guarantor will enter into any Sale and Lease-Back Transaction unless either:

(i) MGM MIRAGE or such Subsidiary Guarantor would be entitled, pursuant to the provisions described in clauses (a) through (l) under “— Limitation on Liens” above, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the new notes; or

(ii) an amount equal to the greater of the net cash proceeds of such sale or the fair market value of such property (in the good faith opinion of MGM MIRAGE’s board of directors) is applied within 120 days to the retirement or other discharge of its Funded Debt.

Exempted Liens and Sale and Lease-Back Transactions

      Notwithstanding the restrictions set forth in “— Limitation on Liens” and “— Limitation on Sale and Lease-Back Transactions” above, MGM MIRAGE or any Subsidiary Guarantor may create, assume or suffer to exist Liens or enter into Sale and Lease-Back Transactions not otherwise permitted as described above, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under “— Limitation on Liens” above) plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under “— Limitation on Sale and Lease-Back Transactions” above), measured, in each case, at the time any such Lien is incurred or any such Sale and Lease-Back Transaction is entered into, by MGM MIRAGE and the Subsidiary Guarantors does not exceed 15% of Consolidated Net Tangible Assets, provided that the foregoing shall not apply to any Liens that may at any time secure any of the Existing Senior Notes.

Merger, Consolidation or Sale of Assets

      Our indenture does not allow us to consolidate or merge with or into, or sell, assign, convey, transfer or lease our properties and assets, substantially in their entirety, as computed on a consolidated basis, to another corporation, person or entity unless:

•	either we are the surviving person, in the case of a merger or consolidation, or the successor or transferee is a corporation organized under the laws of the United States, or any state thereof or the District of Columbia and the successor or transferee corporation expressly assumes, by supplemental indenture, all of our obligations under the indenture, including under the new notes; and

•	no default or event of default exists immediately after such transaction

Subsidiary Guarantees

      In addition to the Subsidiary Guarantors named in the indenture on the closing date, the indenture will provide that any existing or future Subsidiary of MGM MIRAGE (other than an Excluded Subsidiary) shall become a Subsidiary Guarantor, on a senior basis, of MGM MIRAGE’s payment Obligations under the new notes and the indenture, if such Subsidiary incurs any Indebtedness or if and for so long as such Subsidiary provides a guarantee in respect of any Indebtedness of MGM MIRAGE.

Events of Default

      Events of default means any of the following:

•	default in the payment of any interest upon any new notes (or notes of the same series as the new notes) when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of principal of or premium, if any, on any new notes (or notes of the same series as the new notes) when due;

•	if applicable, default in the deposit of any sinking fund payment, when and as due in respect of any new notes (or notes of the same series as the new notes);

•	the acceleration of the maturity of any Indebtedness of MGM MIRAGE or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any one time, in an amount in excess of the greater of (a) $25 million and (b) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice as provided in the indenture;

•	entry of final judgments against MGM MIRAGE or any Subsidiary Guarantor which remain undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds $25 million and judgments exceeding $25 million remain undischarged for 60 days after notice as provided in the indenture;

•	default in the performance, or breach, of any covenants or warranties in the indenture if the default continues uncured for a period of 60 days after written notice to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

      The event of default in breach of warranties and covenants in the indenture will also apply to the Collateral Documents.

      If an event of default occurs and continues, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes of a series (including new notes and other notes in the same class and series as the new notes), by a notice in writing to us, and to the applicable trustee if given by the holders, declare to be due and payable immediately the principal of such notes.

      At any time after a declaration of acceleration with respect to new notes has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of a majority in principal amount of the outstanding notes of any series (including new notes and other notes in the same class and series as the new notes) may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion set forth below under “Modification and Waiver.”

      The indenture provides that the trustee is not obligated to exercise any of its rights or powers under the indenture at the request of any holder of notes (including new notes and other notes in the same class and series as the new notes), unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes of any series of notes (including new notes and other notes in the same class and series as the new notes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such notes.

      No holder of any new notes will have any right to institute any proceeding, judicial or otherwise with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless such holder shall have previously given to the applicable trustee written notice of a continuing event of default with respect to the new notes and the holders of at least 25% in principal amount of the outstanding notes (including new notes and the other notes of that series and class), and offered reasonable indemnity, to such trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding notes of such series direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the holder of any new notes will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such new notes on or after the due dates expressed in such new notes and to institute suit for the enforcement of any such payment.

      We are required by the indenture, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee with respect to the new notes may withhold notice to the holders of new notes of any default or event of default (except a default in payment on new notes) with respect to new notes if and so long as a committee of its trust officers, in good faith, determines that withholding such notice is in the interest of the holders of new notes.

Modification and Waiver

      We and the applicable trustee, at any time and from time to time, may modify the indenture without prior notice to or consent of any holder of any series of debt securities (including the new notes) for any of the following purposes:

•	to permit a successor corporation to assume our covenants and obligations under the indenture and in such series of debt securities in accordance with the terms of the indenture;

•	to add to our covenants for the benefit of the holders of any series of debt securities (and if the covenants are to be for the benefit of less than all the series, we shall state that the covenants are expressly being included solely for the benefit of the applicable series);

•	to surrender any of our rights or powers conferred in the indenture;

•	to add any additional events of default (and if the events of default are to be applicable to less than all series, we shall state that the events of default are expressly being included solely for the benefit of the applicable series);

•	to add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision and as to which the modification would apply;

•	to secure a series of debt securities or to provide that our obligations under a series of debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•	to supplement any of the provisions of the indenture to the extent needed to permit or facilitate the defeasance and discharge of a series of debt securities in a manner that will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the indenture in any material respect;

•	to establish the form or terms of debt securities as permitted by the indenture;

•	to provide for the acceptance of appointment by a successor trustee regarding one or more series of debt securities and to add to or change any of the provisions of the indenture as is necessary to provide for the administration of the trusts by more than one trustee;

•	to comply with the requirements of the Securities and Exchange Commission in connection with qualification of the indenture under the Trust Indenture Act;

•	to cure any ambiguity;

•	to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture;

•	to eliminate any conflict between the terms of the indenture and the debt securities and the Trust Indenture Act; or

•	to make any other provisions with respect to matters or questions arising under the indenture which will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect in any material respect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

      We may also modify the indenture for any other purpose if we receive the written consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification voting separately. However, we may not, without the consent of the holder of each outstanding debt security of each series affected:

•	change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of any debt security or any premium payable upon the redemption of any debt security, or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of such series of debt securities;

•	reduce the percentage in principal amount of the outstanding debt securities of a series where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the indenture; or

•	modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security which would be affected.

      In addition to the other modifications or waivers specified above that require the consent of each affected holder of the new notes, a release of any Subsidiary Guarantor or any collateral securing the new notes (except in accordance with the provisions of the indenture) requires the consent of each affected holder of new notes.

      A modification which changes or eliminates any covenant or other provision of the indenture with respect to one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of a series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

      The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of such series waive any default and its consequences under the indenture, except (1) a continuing default in the payment of interest on, premium, if any, or the principal of, any such debt security held by a nonconsenting holder or (2) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities or Certain Covenants in Certain Circumstances

      Defeasance and Discharge. The indenture provides that we may be discharged from any and all obligations under any debt securities other than:

•	certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events regarding payments on debt securities;

•	to register the transfer or exchange of debt securities;

•	to replace stolen, lost or mutilated debt securities; or

•	to maintain paying agencies and to hold money for payment in trust.

      We may only defease and discharge all of our obligations under the debt securities of any series if:

•	we irrevocably deposit with the trustee, in trust, the amount, as certified by an officers’ certificate, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will be sufficient to pay and discharge each installment of principal and premium, if any and any interest on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the dates such payments are due; and

•	we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

      Defeasance of Certain Covenants. Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the indenture or any other restrictive covenant relating to any series of debt securities provided for in a board resolution or supplemental indenture which by its terms may be defeased pursuant to the terms of such series of debt securities. Any omission to comply with our obligations or covenants shall not constitute a default or event of default with respect to any debt securities. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the series of debt securities. We may only defease any covenants if, among other requirements:

•	we deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in respect to such obligations, in accordance with their terms, will provide money in an amount, as certified by an officers’ certificate, sufficient to pay principal, premium, if any, and any interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the dates such payments are due; and

•	we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss, for United States federal income tax purposes, as a result of the covenant defeasance.

Limited Liability of Certain Persons

      The indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.

Gaming Approvals

      Restrictions on the transfer of the equity securities of the corporate Subsidiaries of MGM MIRAGE licensed in Nevada, and agreements not to encumber such equity securities, in each case in respect of the new notes, require the prior approval of the Nevada Gaming Commission in order to be effective. On January 22, 2004, the Nevada Gaming Commission granted MGM MIRAGE prior approval to make public offerings for a period of 18 months, subject to certain conditions. This offering of the new notes in the exchange offer is being made pursuant to such shelf approval. The shelf approval includes prior approval by the Nevada Gaming Commission of restrictions on the transfer of the equity securities of MGM MIRAGE’s corporate Subsidiaries licensed in Nevada and agreements not to encumber such equity securities, in each case in respect of the new notes. A waiver of similar approvals was obtained from the Mississippi Gaming Commission on September 24, 2003, with respect to the restrictions and agreements not to encumber the equity securities of the corporate Subsidiaries of MGM MIRAGE licensed in Mississippi.

      The pledges of ownership interests of Subsidiaries licensed in Nevada and Mississippi constitute the transfer of such securities requiring the approval of the Nevada Gaming Commission, and the Mississippi Gaming Commission, respectively. We anticipate that the Nevada Gaming Commission will grant MGM MIRAGE approval for such pledges in connection with the new notes on July 29, 2004. The waiver of the prior approval requirement for MGM MIRAGE’s securities offerings received from the Mississippi Gaming Commission on September 24, 2003 includes a waiver for the prior approval requirement for such pledges, subject to certain conditions. For more information, see “Regulation and Licensing — Nevada Gaming Regulation” and “— Mississippi Government Regulation.”

Compliance with Gaming Laws

      Each holder of a note, by accepting any note, agrees to be bound by the requirements imposed on holders of debt securities of MGM MIRAGE by the gaming authority of any jurisdiction in which MGM MIRAGE or any of its Subsidiaries conducts or proposes to conduct gaming activities. For a description of the regulatory requirements applicable to MGM MIRAGE, see “Regulation and Licensing” herein.

Reports

      So long as any new notes are outstanding, MGM MIRAGE will file with the trustee under the indenture the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 or Section 15(d) of the Exchange Act with respect to securities listed and registered on a national securities exchange as such rules and regulations may require.

Book-Entry; Delivery and Form

      The new notes sold within the United States will initially be issued in the form of one or more global notes. The global notes will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee, who will be the global notes holder. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global notes directly through DTC if they are participating organizations or “participants” in such system or indirectly through organizations that are participants in such system.

Depository Procedures

      DTC has advised MGM MIRAGE that DTC is a limited-purpose trust company that was created to hold securities for its participants and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to as “indirect participants,” that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.

      MGM MIRAGE expects that pursuant to procedures established by DTC:

(i) upon deposit of the global notes, DTC will credit the accounts of participants designated by Exchange Agent with portions of the principal amount of the global notes; and

(ii) ownership of the new notes evidenced by the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the participants), the participants and the indirect participants.

      Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer new notes evidenced by the global notes will be limited to such extent.

      So long as the global notes holder is the registered owner of any new notes, the global notes holder will be considered the sole holder under the indenture of any new notes evidenced by the global notes. Beneficial owners of new notes evidenced by the global notes will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither MGM MIRAGE nor the applicable trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the new notes.

      Payments in respect of the principal of, premium, if any, and interest on any new notes registered in the name of the global notes holder on the applicable record date will be payable by the applicable trustee to or at the direction of the global notes holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, MGM MIRAGE and the applicable trustee may treat the persons in whose names new notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither MGM MIRAGE nor the applicable trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of new notes. MGM MIRAGE believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practice and will be the responsibility of the participants or the indirect participants.

      Investors may elect to hold their interests in the global notes outside the United States through the accounts maintained by Clearstream Banking, Societe Anonyme, or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, in DTC if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Clearstream or Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand and Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for the system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in the global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC. Because of the time-zone differences, credits of interests in the global notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in the global notes settled during that processing will be reported to the relevant Clearstream customers or Euroclear participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the settlement in DTC.

      The information in this section concerning DTC and its book-entry system and concerning Clearstream and Euroclear and the European clearing system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Certificated Securities

      Subject to certain conditions, any person having a beneficial interest in a global note may, upon request to the trustee, exchange such beneficial interest for new notes in the form of certificated securities. Upon any such issuance, the trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if:

(i) MGM MIRAGE notifies the trustee in writing that DTC is no longer willing or able to act as a depositary and MGM MIRAGE is unable to locate a qualified successor within 90 days; or

(ii) MGM MIRAGE, at its option, notifies the trustee in writing that it elects to cause the issuance of new notes in the form of certificated securities under the indenture, then, upon surrender by the global notes holder of its global notes, new notes in such form will be issued to each person that the global notes holder and DTC identify as being the beneficial owner of the related new notes.

      Neither MGM MIRAGE nor the trustee will be liable for any delay by the global notes holder or DTC in identifying the beneficial owners of new notes and MGM MIRAGE and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global notes holder or DTC for all purposes.

Paying Agent and Registrar for the New notes

      The trustee will initially act as paying agent and registrar for the new notes. MGM MIRAGE may change the paying agent or registrar without prior notice to the holders of the new notes, and MGM MIRAGE or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

      A holder may transfer or exchange new notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and MGM MIRAGE may require a holder to pay any taxes and fees required by law or permitted by the indenture. MGM MIRAGE is not required to transfer or exchange any note selected for redemption. Also, MGM MIRAGE is not required to transfer or exchange any note for a period of 15 days before a selection of new notes to be redeemed.

      The registered holder of a note will be treated as the owner of it for all purposes.

Concerning the Trustee

      If the trustee becomes a creditor of MGM MIRAGE, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in aggregate principal amount of the then outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of such notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.

      “Attributable Debt” with respect to any Sale and Lease-Back Transaction that is subject to the restrictions described under “— Additional Covenants of MGM MIRAGE — Limitation on Sale and Lease-Back Transactions” means the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

      “BofA facility” means the Third Amended and Restated Loan Agreement, dated as of November 24, 2003, among MGM MIRAGE, as Borrower and MGM Grand Detroit, LLC, as Co-Borrower, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related new notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time.

      “Collateral” means any assets and interests in assets now owned or hereafter acquired by the Company or any Subsidiary Guarantor in or upon which a Lien is granted for the benefit of holders of the new notes and the February 2004 Notes and the trustee (whether directly or by way of assignment of a Lien granted to the Company or any Subsidiary Guarantor) under any of the Collateral Documents; provided that the Liens on assets of MAC, CORP. will not include a lien on its 50% ownership interest in Marina District Development Holding Company, LLC, owner of 100% of the ownership interests in Marina District Development Company, LLC, operator of Borgata.

      “Collateral Agent” means U.S. Bank, National Association, the collateral agent under the Intercreditor Agreement.

      “Conditional Collateral” means the ownership interests of MGM Grand Hotel, LLC, Mirage Resorts, Incorporated, New York-New York Hotel and Casino, LLC, Treasure Island Corp., Beau Rivage Resorts, Inc. or certain other licensed Subsidiaries of the Company unless and until the requisite governmental consents for a Lien on such ownership interests are obtained.

      “Consolidated Net Tangible Assets” means the total amount of assets (including investments in Joint Ventures) of MGM MIRAGE and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of MGM MIRAGE and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the consolidated balance sheet of MGM MIRAGE for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

      “Creditor Representatives” means the creditor representatives named in and parties to the Intercreditor Agreement with respect to the Existing Senior Notes and the BofA facility and, from and after the date of issuance of the new notes, the trustee as Creditor Representative for the holders of the new notes.

      “Excluded Subsidiary” means Victoria Partners, Marina District Development Holding Co., LLC, Marina District Development Company, LLC, MGM Grand Detroit, LLC and its Subsidiaries (including MGM Grand Detroit II, LLC), MGMM Insurance Company, other subsidiaries that may from time to time become Excluded Subsidiaries under the indenture (if, among other conditions, such other subsidiaries are not guarantors of our other indebtedness and are not subject to any covenants in, or liens securing, the BofA facility or the Existing Senior Notes), and MGM MIRAGE’s non-U.S. Subsidiaries whose only tangible assets are located in foreign nations and their U.S. holding companies, provided such holding companies have no other assets or operations and provided that except for MGM Grand Detroit, LLC to the extent it guarantees any amounts of proceeds of borrowings under the BofA facility made available to MGM Grand Detroit, LLC, if any Excluded Subsidiary becomes subject to the covenants in the BofA facility applicable to the Subsidiary Guarantors or grants any Liens to secure the BofA facility, or if any Excluded Subsidiary guarantees or grants any Liens to secure any of the Existing Senior Notes, such Excluded Subsidiary will thereafter not be an Excluded Subsidiary.

      “Existing Senior Notes” means (i) MGM MIRAGE’s 6.95% senior notes due 2005 in the original aggregate principal amount of $300 million, (ii) MGM MIRAGE’s 6.875% senior notes due 2008 in the original aggregate principal amount of $200 million, (iii) MGM MIRAGE’s 6.00% senior notes due 2009 in the original aggregate principal amount of $600 million, (iv) MGM MIRAGE’s 8.50% senior notes due 2010 in the original aggregate principal amount of $850 million, (v) MGM MIRAGE’s 5.875% senior notes due 2014 in the original aggregate principal amount of $225 million, and (vi) the Mirage Notes.

      “Funded Debt” means all Indebtedness of MGM MIRAGE or any Subsidiary Guarantor which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the new notes or the applicable Subsidiary Guarantee.

      “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

      “Indebtedness” of any Person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness Incurred in connection with the acquisition by such Person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capital leases and (ii) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, or any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any Person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such Person. For purposes of this definition of Indebtedness, a “capitalized lease” shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

      “Intercreditor Agreement” means the Collateral Agent and Intercreditor Agreement dated as of February 13, 2002 and entered into among the Company, the Subsidiary Guarantors, U.S. Bank National Association as the Collateral Agent and the creditor representatives named therein.

      “Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by MGM MIRAGE and/or one or more of its Subsidiaries.

      “Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      “Mirage Notes” means (i) Mirage Resorts, Incorporated’s 6.625% notes due 2005 in the original aggregate principal amount of $200 million, (ii) Mirage Resorts, Incorporated’s 7.25% notes due 2006 in the original aggregate principal amount of $250 million, (iii) Mirage Resorts, Incorporated’s 6.75% notes due 2007 in the original aggregate principal amount of $200 million, (iv) Mirage Resorts, Incorporated’s 6.75% notes due 2008 in the original aggregate principal amount of $200 million and (v) Mirage Resorts, Incorporated’s 7.25% debentures due 2017 in the original aggregate principal amount of $100 million.

      “Non-recourse Indebtedness” means Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.

      “Obligations” means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.

      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

      “Principal Property” means any real estate or other physical facility or depreciable asset or securities the net book value of which on the date of determination exceeds the greater of $25 million and 2% of Consolidated Net Tangible Assets.

      “Sale and Lease-Back Transaction” means any arrangement with a person (other than MGM MIRAGE or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to MGM MIRAGE or any of its Subsidiaries for a period of more than three years of any Principal Property which has been or is to be sold or transferred by MGM MIRAGE or any of its Subsidiaries to such person, or to any other person (other than MGM MIRAGE of any of its Subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property.

      “Subsidiary” of any specified Person means any corporation, partnership or limited liability company of which at least a majority of the outstanding stock (or other equity interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) of such Person (irrespective of whether or not at the time stock (or other equity interests) of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

      “Treasury Securities” mean any obligations issued or guaranteed by the United States government or any agency thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following summary is a description of the material United States federal income tax consequences relating to the exchange for, and ownership and disposition of, the new notes to persons who receive such new notes from us in the exchange offer. The discussion is for general information only and does not consider all aspects of federal income taxation that may be relevant to the purchase, ownership and disposition of new notes by a holder in light of such holder’s personal circumstances. In particular, this discussion does not address the federal income tax consequences of ownership of new notes by investors that do not hold new notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), or the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	tax-exempt investors;

•	partnerships or other pass-through entities;

•	United States expatriates;

•	regulated investment companies, banks, thrifts, insurance companies or other financial institutions;

•	persons that hold the new notes as a position in a straddle or as part of a synthetic security or hedge, conversion transaction or other integrated investment;

•	persons that have a functional currency other than the U.S. dollar; or

•	except to the extent discussed under “Non-U.S. Holders,” beneficial owners of the new notes that are not U.S. holders.

      Holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below. As used in this discussion, you are a “U.S. holder” of a new note if you are a beneficial owner of new notes that is

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) organized or created in the United States or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to federal income tax regardless of its source; or

•	a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a United States person.

      The term “non-U.S. holder” means a beneficial owner of new notes that is not a U.S. holder. The treatment of a partner in a partnership (or other entity treated as a partnership for United States federal income tax purposes) that holds new notes generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships considering the purchase of the new notes should consult their tax advisors.

      This summary is based upon the Code, existing and proposed Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. This discussion does not address the effect of any applicable state, local or foreign tax laws.

      If you are considering the exchange for the new notes in the exchange offer, you should consult your own tax advisor regarding the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to your particular situation.

U.S. Holders

      The discussion below assumes that the new notes will be treated as indebtedness for United States federal income tax purposes.

      Stated Interest on the New Notes. Stated interest payable on the new notes should be includible in your gross income when accrued or received in accordance with your regular method of accounting for United States federal income tax purposes. We believe that stated interest on the new notes should represent “adequate stated interest” within the meaning of the original issue discount (“OID”) rules of the Code and thus should not be subject to the special imputation of interest rules for OID.

      Exchange Offer. The exchange of an old note for an equal principal amount of a new note pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize any gain or loss upon the receipt of an new note pursuant to the exchange offer and should be required to include interest on the exchange note in gross income for U.S. federal income tax purposes in the manner and to the extent described above. Your holding period for a new note will include the holding period for the old note exchanged in the exchange offer, and your initial basis in a new note will be the same as your adjusted basis in the old note as of the time of the exchange. The federal income tax consequences of holding and disposing of a new note generally should be the same as the federal income tax consequences of holding and disposing of an old note.

      It is possible that the Internal Revenue Service (“IRS”) could assert that the additional interest payments we would be obligated to pay if we are not in compliance with certain of our obligations under the Registration Rights Agreement are “contingent payments” for federal income tax purposes. See “Exchange Offer — Purpose and Effect; Registration Rights.” If so treated, the old notes and/or new notes, as applicable, would be treated as contingent payment debt instruments, and the timing and amount of income inclusion and the character of income recognized may be different from the consequences discussed herein. However, the contingent payment debt regulations provide that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We believe that the possibility of the payment of liquidated damages is remote and, accordingly, do not intend to treat the old notes or the new notes as contingent debt instruments. There can be no assurance, however, that the IRS will not successfully challenge this position.

      Sale or Redemption of the New Notes. Upon the sale, redemption or retirement of the new notes, you will recognize taxable gain or loss equal to the difference between the amount of cash or other property received (other than any amount attributable to accrued but unpaid interest, which will be taxable as such to the extent not already included in income) and your adjusted tax basis in the new notes (subject to adjustment if the OID rules discussed above apply). Any gain or loss you realize upon a sale or disposition of a new note generally will be capital gain or loss. This gain or loss will be long-term capital gain or loss if your holding period for the new notes exceeds one year as of the date of purchase by you.

Non-U.S. Holders

      Interest on the New Notes. Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding, the payment by us or our paying agent of principal or interest on a new note owned by a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and the Regulations thereunder;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank holding the notes as loans made in the ordinary course of business; and

•	you satisfy certain certification requirements (summarized below).

      In order to claim exemption from U.S. withholding tax on payments of interest on your new notes, current Treasury Regulations generally require that:

•	you (or your agent) must deliver to the withholding agent an IRS Form W-8BEN, signed by you or your agent on your behalf, claiming exemption from withholding or a reduced rate of withholding under an applicable tax treaty; or

•	if you hold your new notes through a securities clearing organization or certain other financial institutions, the organization or institution that holds your new notes must provide a signed statement to the withholding agent that is accompanied by an IRS Form W-8BEN provided by you to that same organization or institution.

      Special rules apply to the certifications that must be provided by entities like partnerships, estates, trusts and intermediaries. You should consult your tax advisor regarding the application of the U.S. withholding tax rules to your particular circumstances.

      In addition, interest on your new notes will not be subject to U.S. federal withholding tax, but will be subject to U.S. federal income tax, if:

•	you are engaged in the conduct of a trade or business in the United States;

•	interest income on your new notes is attributable to the conduct of your trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, is attributable to your permanent establishment in the United States); and

•	you have certified to the withholding agent (generally, we, or a financial institution acting as our agent, will be the withholding agent) on an IRS Form W-BECI that you are exempt from withholding tax because the interest income on your new notes is effectively connected with the conduct of your trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, you have not claimed the benefit of such treaty to avoid having the interest be subject to U.S. federal income tax).

      Sale of New Notes. If you sell or otherwise dispose of your new notes in a transaction that is treated as a sale or exchange for U.S. federal income tax purposes, you generally will not be subject to U.S. federal income tax on any gain you recognize on this transaction, unless:

•	the gain is effectively connected with the conduct of your U.S. trade or business in the United States, subject to an applicable treaty providing otherwise; or

•	you are an individual who holds your new notes as capital assets and are present in the U.S. for 183 days or more in the year in which you disposed of your new notes and certain other conditions are met.

Information Reporting and Backup Withholding

      You may be subject under certain circumstances to backup withholding at a current rate of 28% (31% on payments made after 2010) with respect to payments on your new notes. Generally, backup withholding will apply only if:

•	you fail to provide your taxpayer identification number (“TIN”) (which for an individual is the individual’s social security number) to the withholding agent, or, in the case of a non-U.S. holder, you fail to provide a required certification that you are not a United States person;

•	you provide an incorrect TIN;

•	you are notified by the IRS that you have failed to properly report payments of interest and dividends and the IRS has notified us that you are subject to backup withholding; or

•	you fail, under certain circumstances, to provide the withholding agent with a certified statement, signed under penalty of perjury, that the TIN you provided is your correct TIN and that you are not subject to backup withholding.

      Certain taxpayers, including corporations, generally are exempt from backup withholding. In addition, payment of proceeds from a sale or other taxable disposition by a non-U.S. holder through a broker is not subject to backup withholding if the broker does not have certain connections with the United States as provided in the applicable Treasury Regulations. Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules is allowable as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. You should consult your tax advisor regarding qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

      THE PRECEDING DISCUSSION OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE FOR, AND OWNERSHIP AND DISPOSITION OF, THE NEW NOTES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF EXCHANGING FOR, AND HOLDING AND DISPOSING OF, THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF ANY CHANGES IN U.S. FEDERAL OR OTHER APPLICABLE TAX LAWS.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

      We will receive no proceeds in connection with the exchange offer or any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes; or

•	a combination of these methods of resale,

at market prices prevailing at the time of resale, at prices related to prevailing market prices, or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from the broker-dealers or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

LEGAL MATTERS

      The validity of the new notes offered hereby will be passed upon for us by Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, Los Angeles, California and by Lionel Sawyer & Collins, Las Vegas, Nevada. Terry N. Christensen, a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, and Gary N. Jacobs, who is of counsel to that firm, are members of our board of directors, and Mr. Jacobs is also Executive Vice President, General Counsel and Secretary of MGM MIRAGE. They and other attorneys in that firm beneficially own an aggregate of approximately 575,000 shares of our common stock.

EXPERTS

      The audited consolidated financial statements and schedule of MGM MIRAGE as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The audited consolidated financial statements of Mandalay Resort Group as of January 31, 2004 and 2003 and for each of the three years in the period ended January 31, 2004, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The audited financial statements of Victoria Partners as of December 31, 2003 and 2002 and for the years then ended, incorporated by reference in this prospectus from Mandalay Resort Group’s Annual Report on Form 10-K for the year ended January 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of Victoria Partners for the year ended December 31, 2001 were audited by Arthur Andersen LLP, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. We have not been able to obtain the written consent of Arthur Andersen to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a promulgated under the Securities Act of 1933, as amended. Because Arthur Andersen has not consented to the inclusion of their report in this prospectus, investors will not be able to recover against Arthur Andersen under Section 11 of the Securities Act. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from its provision of auditing and other services to Victoria Partners) may be limited as a result of the diminished amount of assets of Arthur Andersen that are or may in the future be available to satisfy claims.

      The audited financial statements of Elgin Riverboat Resort-Riverboat Casino as of December 31, 2003 and for the year then ended, incorporated by reference in this prospectus from Mandalay Resort Group’s Annual Report on Form 10-K for the year ended January 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The audited financial statements of Elgin Riverboat Resort-Riverboat Casino as of December 31, 2002 and 2001 and for the years in the period ended December 31, 2002, incorporated in this prospectus by reference from Mandalay Resort Group’s Annual Report on Form 10-K for the year ended January 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$300,000,000

MGM MIRAGE

Exchange Offer

5.875% Senior Notes due 2014

PROSPECTUS

PART II

Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding, other than an action, suit or proceeding in the name of the corporation, in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of the liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

      Article II, Section 12 of the Bylaws of MGM MIRAGE provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

      In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of MGM MIRAGE limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director’s liability to MGM MIRAGE or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to MGM MIRAGE or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MGM MIRAGE pursuant to the foregoing provisions, MGM MIRAGE has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits

      (a)

Exhibit
Number	Description

2	Agreement and Plan of Merger, dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.(1)
4.1	Indenture, dated as of February 27, 2004, among MGM MIRAGE, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee.(2)
4.2	Registration Rights Agreement, dated as of March 23, 2004, among MGM MIRAGE., the subsidiary guarantors named therein and Deutsche Bank Securities Inc. on behalf of itself and as representatives of the other initial purchasers.*

Exhibit
Number	Description

4.3	Collateral Agent and Intercreditor Agreement, dated as of February 13, 2002, by and among U.S. Bank National Association, as Collateral Agent, MGM MIRAGE, those subsidiaries of MGM MIRAGE that are parties thereto and the Creditor Representatives named therein.(3)
5.1	Legal opinion of Lionel Sawyer & Collins.**
5.2	Legal opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP.**
12.1	Computation of ratio of earnings to fixed charges for MGM MIRAGE.*
12.2	Computation of ratio of earnings to fixed charges for Mandalay Resort Group.*
23.1	Consent of Lionel Sawyer & Collins.**
23.2	Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP.**
23.3	Consent of Deloitte & Touche LLP related to the Registrant’s consolidated financial statements.*
23.4	Consent of Deloitte & Touche LLP related to the consolidated financial statements of Mandalay Resort Group.*
23.5	Consent of Deloitte & Touche LLP related to the financial statements of Victoria Partners.*
23.6	Consent of Deloitte & Touche LLP related to the financial statements of Elgin Riverboat Resort-Riverboat Casino.*
23.7	Consent of PriceWaterhouseCoopers LLP related to the financial statements of Elgin Riverboat Resort-Riverboat Casino.*
24	Power of Attorney (contained in the signature pages to this Registration Statement).*
25	Form T-1 Statement of eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*

*	Filed herewith.

**	To be filed by an amendment to this Registration Statement.

(1)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated June 15, 2004 (File No. 1-10362) and incorporated herein by reference.

(2)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated February 20, 2004 (File No. 1-10362) and incorporated herein by reference.

(3)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated February 13, 2002 (File No. 1-10362) and incorporated herein by reference.

Item 22.	Undertakings

      Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Each of the undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      Each of the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM MIRAGE

By:	/s/ J. TERRENCE LANNI

J. Terrence Lanni
Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	July 20, 2004

/s/ JAMES D. ALJIAN James D. Aljian	Director	July 20, 2004

/s/ ROBERT H. BALDWIN Robert H. Baldwin	Director	July 20, 2004

/s/ TERRY CHRISTENSEN Terry Christensen	Director	July 20, 2004

/s/ WILLIE D. DAVIS Willie D. Davis	Director	July 20, 2004

/s/ ALEXANDER M. HAIG, JR. Alexander M. Haig, Jr.	Director	July 20, 2004

Signature	Title	Date

/s/ ALEXIS HERMAN Alexis Herman	Director	July 20, 2004

/s/ ROLAND HERNANDEZ Roland Hernandez	Director	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

/s/ KIRK KERKORIAN Kirk Kerkorian	Director	July 20, 2004

/s/ GEORGE J. MASON George J. Mason	Director	July 20, 2004

/s/ RONALD M. POPEIL Ronald M. Popeil	Director	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Director	July 20, 2004

/s/ DANIEL M. WADE Daniel M. Wade	Director	July 20, 2004

/s/ MELVIN B. WOLZINGER Melvin B. Wolzinger	Director	July 20, 2004

/s/ ALEX YEMENIDJIAN Alex Yemenidjian	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

AC HOLDING CORP.
AC HOLDING CORP. II
THE APRIL COOK COMPANIES
BEAU RIVAGE DISTRIBUTION CORP.
COUNTRY STAR LAS VEGAS, LLC
EGARIM, INC.
LV CONCRETE CORP.
MGM MIRAGE ADVERTISING, INC.
MGM MIRAGE AVIATION CORP.
MGM MIRAGE CORPORATE SERVICES
MGM MIRAGE MANUFACTURING CORP.
MH, INC.
M.I.R. TRAVEL
MIRAGE LAUNDRY SERVICES CORP.
MIRAGE LEASING CORP.
MIRAGE RESORTS, INCORPORATED
MRGS CORP.
RESTAURANT VENTURES OF NEVADA, INC.

By:	/s/ ROBERT H. BALDWIN

Robert H. Baldwin
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT H. BALDWIN Robert H. Baldwin	President and Director (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

Signature	Title	Date

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, Beau Rivage Resorts, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

BEAU RIVAGE RESORTS, INC.

By:	/s/ JEFF DAHL

Jeff Dahl
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JEFF DAHL Jeff Dahl	President (Principal Executive Officer)	July 20, 2004

/s/ TODD RAZIANO Todd Raziano	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

/s/ ROBERT H. BALDWIN Robert H. Baldwin	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, Bellagio, LLC and Bellagio II, LLC have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

BELLAGIO, LLC
BELLAGIO II, LLC

By:	/s/ ROBERT H. BALDWIN

Robert H. Baldwin
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT H. BALDWIN Robert H. Baldwin	President and Director (Principal Executive Officer)	July 20, 2004

/s/ CHRIS NORDLING Chris Nordling	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, Boardwalk Casino, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

BOARDWALK CASINO, INC.

By:	/s/ FORREST J. WOODWARD

Forrest J. Woodward
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ FORREST J. WOODWARD Forrest J. Woodward	President (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

/s/ ROBERT H. BALDWIN Robert H. Baldwin	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, Bungalow, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

BUNGALOW, INC.

By:	/s/ ROBERT H. BALDWIN

Robert H. Baldwin
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT H. BALDWIN Robert H. Baldwin	President and Director (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, Destron, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

DESTRON, INC.

By:	/s/ ROBERT V. MOON

Robert V. Moon
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT V. MOON Robert V. Moon	President and Director (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, Grand Laundry, Inc. and MGM Grand Condominiums, LLC have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

GRAND LAUNDRY, INC.
MGM GRAND CONDOMINIUMS, LLC

By:	/s/ GAMAL ABDELAZIZ

Gamal Abdelaziz
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GAMAL ABDELAZIZ Gamal Abdelaziz	President (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MAC, Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MAC, CORP.

By:	/s/ ROBERT H. BALDWIN

Robert H. Baldwin
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT H. BALDWIN Robert H. Baldwin	President, Chief Operating Officer and Director (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Chairman of the Board	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Director	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, Metropolitan Marketing, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

METROPOLITAN MARKETING, LLC

By:	/s/ FELIX RAPPAPORT

Felix Rappaport
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ FELIX RAPPAPORT Felix Rappaport	President (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Atlantic City, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM GRAND ATLANTIC CITY, INC.

By:	/s/ JAMES J. MURREN

James J. Murren
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JAMES J. MURREN James J. Murren	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Detroit, Inc. and New PRMA Las Vegas, Inc. have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM GRAND DETROIT, INC.
NEW PRMA LAS VEGAS, INC.

By:	/s/ JOHN T. REDMOND

John T. Redmond
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN T. REDMOND John T. Redmond	President and Chairman of the Board (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Hotel, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM GRAND HOTEL, LLC

By:	/s/ GAMAL ABDELAZIZ

Gamal Abdelaziz
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GAMAL ABDELAZIZ Gamal Abdelaziz	President (Principal Executive Officer)	July 20, 2004

/s/ COREY SANDERS Corey Sanders	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Chairman of the Board	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand New York, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM GRAND NEW YORK, LLC

By:

/s/ JOHN T. REDMOND

John T. Redmond
Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN T. REDMOND John T. Redmond	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Director	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Resorts, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM GRAND RESORTS, LLC

By:	/s/ JOHN T. REDMOND

John T. Redmond
President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN T. REDMOND John T. Redmond	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Director	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Acquisition Co. #61 has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM MIRAGE ACQUISITION CO. #61

By:	/s/ JAMES J. MURREN

James J. Murren
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JAMES J. MURREN James J. Murren	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Design Group has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM MIRAGE DESIGN GROUP

By:	/s/ WILLIAM SMITH

William Smith
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ WILLIAM SMITH William Smith	President (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

/s/ ROBERT H. BALDWIN Robert H. Baldwin	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Development, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM MIRAGE DEVELOPMENT, INC.

By:	/s/ KENNETH A. ROSEVEAR

Kenneth A. Rosevear
President and Chief Operating Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ KENNETH A. ROSEVEAR Kenneth A. Rosevear	President, Chief Operating Officer and Chairman of the Board (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Entertainment and Sports has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM MIRAGE ENTERTAINMENT AND SPORTS

By:	/s/ RICHARD STURM

Richard Sturm
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD STURM Richard Sturm	President (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

/s/ ROBERT H. BALDWIN Robert H. Baldwin	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE International has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM MIRAGE INTERNATIONAL

By:	/s/ AL FACCINTO, JR.

Al Faccinto, Jr.
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ AL FACCINTO, JR. Al Faccinto, Jr.	President (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

/s/ ROBERT H. BALDWIN Robert H. Baldwin	Director	July 20, 2004

/s/ ROBERT V. MOON Robert V. Moon	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Operations, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM MIRAGE OPERATIONS, INC.

By:	/s/ GARY N. JACOBS

Gary N. Jacobs
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY N. JACOBS Gary N. Jacobs	President (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ ROBERT H. BALDWIN Robert H. Baldwin	Director	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Retail has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MGM MIRAGE RETAIL

By:	/s/ FRANK VISCONTI

Frank Visconti
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ FRANK VISCONTI Frank Visconti	President (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

/s/ ROBERT H. BALDWIN Robert H. Baldwin	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, THE MIRAGE Casino-Hotel has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

THE MIRAGE CASINO-HOTEL

By:	/s/ WILLIAM P. MCBEATH

William P. McBeath
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ WILLIAM P. MCBEATH William P. McBeath	President (Principal Executive Officer)	July 20, 2004

/s/ JONATHAN CORCHIS Jonathan Corchis	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

/s/ ROBERT H. BALDWIN Robert H. Baldwin	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, MMNY Land Company, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

MMNY LAND COMPANY, INC.

By:	/s/ J. TERRENCE LANNI

J. Terrence Lanni
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. TERRENCE LANNI J. Terrence Lanni	President and Director (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, New York—New York Hotel & Casino, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

NEW YORK-NEW YORK HOTEL & CASINO, LLC

By:	/s/ FELIX RAPPAPORT

Felix Rappaport
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ FELIX RAPPAPORT Felix Rappaport	President (Principal Executive Officer)	July 20, 2004

/s/ YVETTE HARRIS Yvette Harris	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Chairman of the Board	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, New York — New York Tower, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

NEW YORK-NEW YORK TOWER, LLC

By:	/s/ FELIX RAPPAPORT

Felix Rappaport
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ FELIX RAPPAPORT Felix Rappaport	President (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Chairman of the Board	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, The Primadonna Company, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

THE PRIMADONNA COMPANY, LLC

By:	/s/ RENEE WEST

Renee West
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RENEE WEST Renee West	President (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Chairman of the Board	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, PRMA, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

PRMA, LLC

By:	/s/ JOHN T. REDMOND

John T. Redmond
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN T. REDMOND John T. Redmond	President and Chairman of the Board (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, PRMA Land Development Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

PRMA LAND DEVELOPMENT COMPANY

By:	/s/ RENEE WEST

Renee West
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RENEE WEST Renee West	President and Assistant Secretary (Principal Executive Officer)	July 20, 2004

/s/ PAUL ROSHETKO Paul Roshetko	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ JOHN T. REDMOND John T. Redmond	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, Treasure Island Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

TREASURE ISLAND CORP.

By:	/s/ SCOTT SIBELLA

Scott Sibella
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ SCOTT SIBELLA Scott Sibella	President (Principal Executive Officer)	July 20, 2004

/s/ MICHAEL LONGI Michael Longi	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

/s/ ROBERT H. BALDWIN Robert H. Baldwin	Director	July 20, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, VidiAd has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 20, 2004.

VIDIAD

By:	/s/ ROBERT H. BALDWIN

Robert H. Baldwin
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT H. BALDWIN Robert H. Baldwin	President and Director (Principal Executive Officer)	July 20, 2004

/s/ JAMES J. MURREN James J. Murren	Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ J. TERRENCE LANNI J. Terrence Lanni	Director	July 20, 2004

/s/ GARY N. JACOBS Gary N. Jacobs	Director	July 20, 2004

INDEX TO EXHIBITS

Exhibit
Number	Description

2	Agreement and Plan of Merger, dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.(1)
4.1	Indenture, dated as of February 27, 2004, among MGM MIRAGE, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee.(2)
4.2	Registration Rights Agreement, dated as of March 23, 2004, among MGM MIRAGE., the subsidiary guarantors named therein and Deutsche Bank Securities Inc. on behalf of itself and as representatives of the other initial purchasers.*
4.3	Collateral Agent and Intercreditor Agreement, dated as of February 13, 2002, by and among U.S. Bank National Association, as Collateral Agent, MGM MIRAGE, those subsidiaries of MGM MIRAGE that are parties thereto and the Creditor Representatives named therein.(3)
5.1	Legal opinion of Lionel Sawyer & Collins.**
5.2	Legal opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP.**
12.1	Computation of ratio of earnings to fixed charges for MGM MIRAGE.*
12.2	Computation of ratio of earnings to fixed charges for Mandalay Resort Group.*
23.1	Consent of Lionel Sawyer & Collins.**
23.2	Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP.**
23.3	Consent of Deloitte & Touche LLP related to the Registrant’s consolidated financial statements.*
23.4	Consent of Deloitte & Touche LLP related to the consolidated financial statements of Mandalay Resort Group.*
23.5	Consent of Deloitte & Touche LLP related to the financial statements of Victoria Partners.*
23.6	Consent of Deloitte & Touche LLP related to the financial statements of Elgin Riverboat Resort-Riverboat Casino.*
23.7	Consent of PriceWaterhouseCoopers LLP related to the financial statements of Elgin Riverboat Resort-Riverboat Casino.*
24	Power of Attorney (contained in the signature pages to this Registration Statement).*
25	Form T-1 Statement of eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*

*	Filed herewith

**	To be filed by an amendment to this Registration Statement.

(1)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated June 15, 2004 (File No. 1-10362) and incorporated herein by reference.

(2)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated February 20, 2004 (File No. 1-10362) and incorporated herein by reference.

(3)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated February 13, 2002 (File No. 1-10362) and incorporated herein by reference.